EXHIBIT 4.2

AIRCRAFT SECURITY AGREEMENT
Dated as of __________ ___, 20091
among
AMERICAN AIRLINES, INC.,
U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly stated herein, but solely as Security Agent
and
U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly stated herein, but solely as Trustee

Up to Nine Boeing 737-823 Aircraft
(Generic Manufacturer and Model BOEING 737-800),
Up to One Boeing 767-323ER Aircraft
(Generic Manufacturer and Model BOEING 767-300) and
Up to Two Boeing 777-223ER Aircraft
(Generic Manufacturer and Model BOEING 777-200)

[1]	To insert the initial Aircraft Closing Date.

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		Page
Article I

DEFINITIONS

Section 1.01.	Definitions	5
Section 1.02.	Other Definitional Provisions	5

Article II

REPRESENTATIONS AND WARRANTIES, ETC.

Section 2.01.	Representations and Warranties of the Company	6
Section 2.02.	Representations, Warranties and Covenants of U.S. Bank	9

Article III

CERTAIN PAYMENTS

Section 3.01.	Payments After Event of Default	11
Section 3.02.	Certain Payments	12
Section 3.03.	Payments by the Company	12
Section 3.04.	Payments to the Company	13
Section 3.05.	Aircraft Securities Account	13

Article IV

AIRCRAFT SECURITY EVENTS OF DEFAULT; REMEDIES OF SECURITY AGENT

Section 4.01.	Aircraft Security Events of Default	14
Section 4.02.	Remedies	15
Section 4.03.	Remedies Cumulative	19
Section 4.04.	Discontinuance of Proceedings	19
Section 4.05.	Waiver of Past Defaults	20
Section 4.06.	Appointment of a Receiver	20

Article V

DUTIES OF THE SECURITY AGENT

Section 5.01.	Duties of the Security Agent	20
Section 5.02.	Rights of Security Agent	22
Section 5.03.	Notice from the Trustee	22
i

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(continued)

		Page
Section 5.04.	[Reserved]	22
Section 5.05.	[Reserved]	22
Section 5.06.	Investment of Amounts Held by the Security Agent	23

Article VI

APPOINTMENT OF THE SECURITY AGENT

Section 6.01.	Acceptance of Trusts and Duties	24

Article VII

OPERATING COVENANTS OF THE COMPANY

Section 7.01.	Liens	24
Section 7.02.	Possession, Operation and Use, Maintenance and Registration	26
Section 7.03.	Inspection	33
Section 7.04.	Replacement and Pooling of Parts; Alterations, Modifications and Additions; Substitution of Engines	34
Section 7.05.	Loss, Destruction or Requisition	37
Section 7.06.	Insurance	44

Article VIII

RESIGNATION AND REPLACEMENT OF SECURITY AGENT, ETC.

Section 8.01.	Resignation and Replacement of Security Agent	52
Section 8.02.	Appointment of Additional and Separate Security Agents	53
Section 8.03.	Successor Security Agent by Merger, etc	56

Article IX

CERTAIN COVENANTS; DISPOSITION, SUBSTITUTION AND RELEASE OF AIRCRAFT COLLATERAL

Section 9.01.	Certain Covenants of the Company	56
Section 9.02.	Certain Covenants of the Security Agent and the Trustee	58
Section 9.03.	Disposition, Substitution and Release of Aircraft Collateral	58

Article X

MISCELLANEOUS
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(continued)

Exhibit A	—	Form of Aircraft Security Agreement Supplement
Exhibit B	—	List of Permitted Countries
Exhibit C	—	Aircraft Type Values for Section 7.06(b)

Annex A	—	Definitions
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AIRCRAFT SECURITY AGREEMENT
     This AIRCRAFT SECURITY AGREEMENT, dated as of                      ___, 20092, is made by and among AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, the “Company”), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as security agent hereunder (together with its permitted successors in such capacity hereunder, the “Security Agent”) and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as trustee under the Indenture (such term and other capitalized terms used herein without definition being defined as provided in Article I) (together with its permitted successors in such capacity under the Indenture, the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Company and the Trustee are parties to the Indenture providing for the issuance of certain Notes by the Company;
     WHEREAS, the parties desire by this Aircraft Security Agreement, among other things, to provide for the assignment, mortgage and pledge by the Company to the Security Agent (for the benefit and security of the Noteholders and the Indemnitees), as part of the Aircraft Collateral hereunder, among other things, of all of the Company’s estate, right, title and interest in and to the Aircraft, to secure, among other things, certain obligations of the Company under the Indenture and the Notes; and
     WHEREAS, all things necessary to make this Aircraft Security Agreement a legal, valid and binding obligation of the Company for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;
GRANTING CLAUSE
     NOW, THEREFORE, to secure (i) the prompt and complete payment (whether at stated maturity, by acceleration or otherwise) of principal of, interest on (including interest on any overdue amounts), and Make-Whole Amount, if any, with respect to, and all other amounts due under, the Notes, (ii) all other amounts payable by the Company under the Operative Documents and (iii) the performance and observance by the Company of all the agreements and covenants to be performed or observed by the

[2]	To insert the initial Aircraft Closing Date.
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Company for the benefit of the Noteholders and the Indemnitees contained in the Operative Documents, and in consideration of the premises and of the covenants contained in the Operative Documents, and for other good and valuable consideration given by the Noteholders and the Indemnitees to the Company at or before the initial Aircraft Closing Date, the receipt and adequacy of which are hereby acknowledged, the Company does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm unto the Security Agent and its successors in trust and permitted assigns, for the security and benefit of the Noteholders and the Indemnitees, a first priority security interest in, and mortgage lien on, all estate, right, title and interest of the Company in, to and under, all and singular, the following described properties, rights, interests and privileges, whether now owned or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Aircraft Security Agreement by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Aircraft Collateral”):
     (1) each Aircraft, including the Airframe and the Engines relating thereto, whether or not any such Engine may from time to time be installed on the related Airframe, any other Airframe or any other airframe or any other aircraft, and any and all Parts relating thereto, and, to the extent provided herein, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, each such Aircraft, including the Airframe, the Engines and any and all Parts (in each case other than any substitutions, replacements, additions, improvements, accessions and accumulations that constitute items excluded from the definition of Parts by clauses (b), (c) and (d) thereof) relating thereto (each such Airframe and Engines as more particularly described in the applicable Aircraft Security Agreement Supplement executed and delivered with respect to the applicable Aircraft on the applicable Aircraft Closing Date for such Aircraft or with respect to any substitutions or replacements therefor), and together with all flight records, logs, manuals, maintenance data and inspection, modification and overhaul records at any time required to be maintained with respect to such Aircraft in accordance with the rules and regulations of the FAA if such Aircraft is registered under the laws of the United States or the rules and regulations of the government of the country of registry if such Aircraft is registered under the laws of a jurisdiction other than the United States;
     (2) the Warranty Rights relating to each Aircraft, together with all rights, powers, privileges, options and other benefits of the Company under the same;

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     (3) all requisition proceeds with respect to each Aircraft, or the Airframe, any Engine or any Part of such Aircraft, and all insurance proceeds with respect to each Aircraft, or the Airframe, any Engine or any Part of such Aircraft, but excluding all proceeds of, and rights under, any insurance maintained by the Company and not required, or in excess of that required, under Section 7.06(b);
     (4) all rents, revenues and other proceeds collected by the Security Agent pursuant to Section 4.02(a), all moneys and securities from time to time paid or deposited or required to be paid or deposited to or with the Security Agent by or for the account of the Company pursuant to any term of any Operative Document and held or required to be held by the Security Agent hereunder or thereunder, including the Aircraft Securities Account and all monies and securities deposited into the Aircraft Securities Account; and
     (5) all proceeds of the foregoing;
     PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, the Company shall have the right, to the exclusion of the Security Agent, (i) to quiet enjoyment of each Aircraft, Airframe, Part and Engine, and to possess, use, retain and control each Aircraft, Airframe, Part and Engine and all revenues, income and profits derived therefrom and (ii) with respect to the Warranty Rights relating to each Aircraft, to exercise in the Company’s name all rights and powers of the Buyer (as defined in the applicable Aircraft Purchase Agreement) under such Warranty Rights and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity or other obligation under such Warranty Rights; provided, further, that notwithstanding the occurrence and continuation of an Event of Default, the Security Agent shall not enter into any amendment or modification of any Aircraft Purchase Agreement that would alter the rights, benefits or obligations of the Company thereunder;
     TO HAVE AND TO HOLD all and singular the aforesaid property unto the Security Agent, and its successors and permitted assigns, in trust for the equal and proportionate benefit and security of the Noteholders and the Indemnitees, except as otherwise provided in this Aircraft Security Agreement or the Indenture, including Section 2.13 of the Indenture, the definition of “Outstanding” and Article III of the Indenture, without any priority of any one Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (5) inclusive above, subject to the terms and provisions set forth in this Aircraft Security Agreement and the Indenture.

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     It is expressly agreed that notwithstanding anything herein to the contrary, the Company shall remain liable under each Aircraft Purchase Agreement to perform all of its obligations thereunder, and, except to the extent expressly provided in any Operative Document, none of any Noteholder, the Security Agent or any other Indemnitee shall be required or obligated in any manner to perform or fulfill any obligations of the Company under or pursuant to any Operative Document, or to have any obligation or liability under any Aircraft Purchase Agreement by reason of or arising out of the assignment hereunder, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amount that may have been assigned to it or to which it may be entitled at any time or times.
     Notwithstanding anything herein to the contrary (but without in any way releasing the Company from any of its duties or obligations under any Aircraft Purchase Agreement), the Noteholders, the Security Agent and the other Indemnitees confirm for the benefit of the Manufacturer that in exercising any rights under the Warranty Rights relating to any Aircraft, or in making any claim with respect to any such Aircraft or other goods and services delivered or to be delivered pursuant to the related Aircraft Purchase Agreement, the terms and conditions of such Aircraft Purchase Agreement relating to such Warranty Rights, including, without limitation, the warranty disclaimer provisions for the benefit of the Manufacturer, shall apply to and be binding upon the Noteholders, the Security Agent and the other Indemnitees to the same extent as the Company. The Company hereby directs the Manufacturer, so long as an Event of Default shall have occurred and be continuing, to pay all amounts, if any, payable to the Company pursuant to the Warranty Rights relating to any Aircraft directly to the Security Agent to be held and applied as provided herein. Nothing contained herein shall subject the Manufacturer to any liability to which it would not otherwise be subject under any Aircraft Purchase Agreement or modify in any respect the contract rights of the Manufacturer thereunder except as provided in the applicable Manufacturer’s Consent.
     Subject to the terms and conditions hereof, the Company does hereby irrevocably constitute the Security Agent the true and lawful attorney of the Company (which appointment is coupled with an interest) with full power (in the name of the Company or otherwise) to ask for, require, demand and receive any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due to the Company under or arising out of any Aircraft Purchase Agreement (to the extent assigned hereby), and all other property which now or hereafter constitutes part of the Aircraft Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Security Agent may deem to be necessary or advisable in the premises;

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provided that the Security Agent shall not exercise any such rights except during the continuance of an Event of Default. The Company agrees that, promptly upon receipt thereof, to the extent required by the Operative Documents, it will transfer to the Security Agent any and all monies from time to time received by the Company constituting part of the Aircraft Collateral, for distribution by the Security Agent pursuant to this Aircraft Security Agreement.
     The Company does hereby warrant and represent that it has not sold, assigned or pledged, and hereby covenants and agrees that it will not sell, assign or pledge, so long as this Aircraft Security Agreement shall remain in effect and the Lien hereof shall not have been released pursuant to the provisions hereof, any of its estate, right, title or interest hereby assigned, to any Person other than the Security Agent, except as otherwise provided in or permitted by any Operative Document.
     The Company agrees that at any time and from time to time, upon the written request of the Security Agent, the Company shall promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Security Agent may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Security Agent the full benefit of the assignment hereunder and of the rights and powers herein granted; provided that any instrument or other document so executed by the Company will not expand any obligations or limit any rights of the Company in respect of the transactions contemplated by the Operative Documents.
     IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:
ARTICLE I
DEFINITIONS
     Section 1.01. Definitions. For all purposes of this Aircraft Security Agreement, unless the context otherwise requires, capitalized terms used but not defined herein have the respective meanings set forth or incorporated by reference in Annex A.
     Section 1.02. Other Definitional Provisions.
     (a) Singular and Plural. The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.

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     (b) References to Parts. All references in this Aircraft Security Agreement to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Aircraft Security Agreement, unless otherwise specifically stated.
     (c) Reference to the Whole. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Aircraft Security Agreement as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.
     (d) Including Without Limitation. Unless the context otherwise, requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.
     (e) Reference to Government. All references in this Aircraft Security Agreement to a “government” are to such government and any instrumentality or agency thereof.
     (e) Reference to Persons. All references in this Aircraft Security Agreement to a Person shall include successors and permitted assigns of such Person.
ARTICLE II
REPRESENTATIONS AND WARRANTIES, ETC.
     Section 2.01. Representations and Warranties of the Company. As of the date hereof and as of each Aircraft Closing Date, if any, following the date hereof, with respect to each Aircraft subjected to the Lien of this Aircraft Security Agreement on such date, the Company represents and warrants that:
     (a) Organization; Authority; Qualification. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, is a Certificated Air Carrier, is a Citizen of the United States, has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under this Aircraft Security Agreement, the applicable Aircraft Security Agreement Supplement describing such Aircraft and the applicable Manufacturer’s Consent relating to such Aircraft and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the consolidated financial condition of the Company

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and its subsidiaries, considered as a whole, and its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) is Delaware.
     (b) Corporate Action and Authorization; No Violations. The execution, delivery and performance by the Company of this Aircraft Security Agreement, the applicable Aircraft Security Agreement Supplement describing such Aircraft and the applicable Manufacturer’s Consent relating to such Aircraft have been duly authorized by all necessary corporate action on the part of the Company, do not require any stockholder approval or approval or consent of any trustee or holder of any indebtedness or obligations of the Company, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on the Company or the certificate of incorporation or by-laws of the Company or contravene or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under this Aircraft Security Agreement or the Indenture) upon the property of the Company under, any material indenture, mortgage, contract or other agreement to which the Company is a party or by which it or any of its properties may be bound or affected.
     (c) Governmental Approvals. Neither the execution and delivery by the Company of this Aircraft Security Agreement, the applicable Aircraft Security Agreement Supplement describing such Aircraft or the applicable Manufacturer’s Consent relating to such Aircraft, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of, the Department of Transportation, the FAA or any other federal or state governmental authority or agency, or the International Registry, except for (i) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the Company’s ownership or use of such Aircraft required to be obtained on or prior to such date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or on such date will be, in full force and effect, (ii) the filings referred to in Section 2.01(e), (iii) authorizations, consents, approvals, notices and filings required to be obtained, taken, given or made under securities or Blue Sky or similar laws of the various states and foreign jurisdictions, and (iv) consents, approvals, notices, registrations and other actions required to be obtained, given, made or taken only after such date.

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     (d) Valid and Binding Agreements. This Aircraft Security Agreement, the applicable Aircraft Security Agreement Supplement describing such Aircraft and the applicable Manufacturer’s Consent relating to such Aircraft have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except as limited by applicable laws that may affect the remedies provided in this Aircraft Security Agreement, which laws, however, do not make the remedies provided in this Aircraft Security Agreement inadequate for the practical realization of the rights and benefits intended to be provided thereby.
     (e) Filings and Recordation. Except for (i) the filing for recordation pursuant to the Transportation Code of (x) in the case of filings on the date hereof, this Aircraft Security Agreement (with the applicable Aircraft Security Agreement Supplement describing such Aircraft attached) and (y) in the case of filings on any subsequent Aircraft Closing Date, the applicable Aircraft Security Agreement Supplement describing such Aircraft, (ii) with respect to the security interests created by this Aircraft Security Agreement, together with the applicable Aircraft Security Agreement Supplement describing such Aircraft, the filing of financing statements (and continuation statements at periodic intervals) under the Uniform Commercial Code of the State of Delaware, and (iii) the registration on the International Registry of the International Interests (or Prospective International Interests) created under this Aircraft Security Agreement (as supplemented by the applicable Aircraft Security Supplement describing such Aircraft), no further filing or recording of any document is necessary or advisable under the laws of the United States or any state thereof as of such date in order to establish and perfect the security interest in such Aircraft created under this Aircraft Security Agreement in favor of the Security Agent as against the Company and any third parties in any applicable jurisdiction in the United States.
     (f) Title. The Company has good title to such Aircraft, free and clear of Liens other than Permitted Liens. Such Aircraft has been duly certified by the FAA as to type and airworthiness in accordance with the terms of the Indenture. In the case of the date hereof, this Aircraft Security Agreement (with the applicable Aircraft Security Agreement Supplement describing such Aircraft attached), or, in the case of any subsequent Aircraft Closing Date, the applicable Aircraft Security Agreement Supplement describing such Aircraft, as applicable, has been duly filed for recordation (or shall be in the process of being so duly

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filed for recordation) with the FAA pursuant to the Transportation Code. Such Aircraft is duly registered with the FAA in the name of the Company.
     (g) Section 1110. The Security Agent is entitled to the benefits of Section 1110 with respect to such Aircraft.
     (h) Security Interest. This Aircraft Security Agreement creates in favor of the Trustee, for the benefit of the Noteholders and the Indemnitees, a valid and perfected Lien on such Aircraft, subject to no Lien, except Permitted Liens. There are no Liens of record with the FAA on such Aircraft on such date other than the Lien of this Aircraft Security Agreement. Other than (x) the International Interests (or Prospective International Interests) created under this Aircraft Security Agreement (as supplemented by the applicable Aircraft Security Agreement Supplement describing such Aircraft) and (y) any International Interests (or Prospective International Interests) that appear on the International Registry as having been discharged, no International Interests with respect to such Aircraft have been registered on the International Registry as of such date.
     Section 2.02. Representations, Warranties and Covenants of U.S. Bank. As of the date hereof and as of each Aircraft Closing Date, if any, following the date hereof, with respect to each Aircraft subjected to the Lien of this Aircraft Security Agreement on such date, each of U.S. Bank, generally, and each of the Security Agent and the Trustee, as it relates to it, represents, warrants and covenants that:
     (a) Organization; Authority. U.S. Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States, is eligible to be the Security Agent under Section 8.01 of this Aircraft Security Agreement, will promptly comply with Section 8.01(a) of this Aircraft Security Agreement and has full power, authority and legal right to enter into and perform its obligations under this Aircraft Security Agreement, the applicable Aircraft Security Agreement Supplement describing such Aircraft and the applicable Manufacturer’s Consent relating to such Aircraft. U.S. Bank is a Citizen of the United States (without the use of a voting trust agreement), and will resign as the Security Agent under this Aircraft Security Agreement promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States.
     (b) Due Authorization; No Violations. The execution, delivery and performance by U.S. Bank, individually or in its capacity as Security Agent or Trustee, as the case may be, of this Aircraft Security Agreement, the applicable Aircraft Security Agreement Supplement describing such Aircraft and the

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applicable Manufacturer’s Consent relating to such Aircraft, to the extent it is a party thereto, the performance by U.S. Bank, individually or in its capacity as Security Agent or Trustee, as the case may be, of its obligations hereunder and, to the extent it is a party thereto, thereunder and the consummation on such date of the transactions contemplated hereby and (to the extent it is a party thereto) thereby: (i) have been duly authorized by all necessary action on the part of U.S. Bank, the Security Agent or the Trustee, as the case may be, (ii) and do not violate any law or regulation of the United States or of the state of the United States in which U.S. Bank is located and which governs the banking and trust powers of U.S. Bank or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to U.S. Bank, the Security Agent, the Trustee or any of their assets, (iii) will not violate any provision of the articles of association or by-laws of U.S. Bank and (iv) will not violate any provision of, or constitute a default under, any mortgage, indenture, contract, agreement or undertaking to which any of U.S. Bank, the Security Agent or the Trustee is a party or by which any of them or their respective properties may be bound or affected.
     (c) Approvals. Neither the execution and delivery by U.S. Bank, individually or in its capacity as Security Agent or Trustee, as the case may be, of this Aircraft Security Agreement, the applicable Aircraft Security Agreement Supplement describing such Aircraft or the Manufacturer’s Consent relating to such Aircraft, to the extent it is a party thereto, nor the consummation by U.S. Bank, the Security Agent or the Trustee of any of the transactions contemplated hereby or (to the extent it is a party thereto) thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, (i) any governmental authority or agency of the United States or the state of the United States where U.S. Bank is located and regulating the banking and trust powers of U.S. Bank, or (ii) any trustee or other holder of any debt of U.S. Bank.
     (d) Valid and Binding Agreements. This Aircraft Security Agreement, the applicable Aircraft Security Agreement Supplement describing such Aircraft and the applicable Manufacturer’s Consent relating to such Aircraft have been duly executed and delivered by, to the extent it is a party thereto, U.S. Bank, individually and in its capacity as Security Agent and Trustee and, to the extent it is a party thereto, constitute the legal, valid and binding obligations of U.S. Bank, the Security Agent and the Trustee, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy,

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insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
     (e) No Security Agent Liens. It unconditionally agrees with and for the benefit of the Company that it will not directly or indirectly create, incur, assume or suffer to exist any Security Agent Lien attributable to it, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Lien.
     (f) Certain Tax Matters. There are no Taxes payable by U.S. Bank, the Security Agent or the Trustee imposed by the Commonwealth of Massachusetts or any political subdivision or taxing authority thereof, in connection with the execution, delivery or performance by U.S. Bank or the Security Agent of this Aircraft Security Agreement or any Aircraft Security Agreement Supplement, to the extent it is a party thereto (other than franchise or other taxes based on or measured by any fees or compensation received by any such Person for services rendered in connection with the transactions contemplated by hereby or, if applicable, thereby).
     (g) No Proceedings. There are no pending or, to its knowledge, threatened actions or proceedings against U.S. Bank, the Security Agent or the Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of U.S. Bank, the Security Agent or the Trustee to perform its obligations under this Aircraft Security Agreement, the applicable Aircraft Security Agreement Supplement describing such Aircraft or, to the extent it is a party thereto, the Manufacturer’s Consent relating to such Aircraft.
ARTICLE III
CERTAIN PAYMENTS
     Section 3.01. Payments After Event of Default. Except as otherwise provided in Section 3.02, all payments received and amounts held or realized by the Security Agent (including any amounts realized by the Security Agent from the exercise of remedies pursuant to Article IV) after both an Event of Default shall have occurred and be continuing and the Notes shall have become due and payable pursuant to Section 4.02(a) of the Indenture (and the relevant declaration shall not have been rescinded and annulled pursuant to Section 4.02(d) of the Indenture), as well as all payments or amounts then held by the Security Agent as part of the Aircraft Collateral, shall be promptly distributed

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by the Security Agent to the Trustee to be applied in accordance with Section 3.03 of the Indenture.
     Section 3.02. Certain Payments.
     (a) Distributions by the Security Agent. Any payments or amounts received by the Security Agent for which provision as to the distribution, application or holding thereof is made in this Aircraft Security Agreement other than in this Article III (except for any provision of this Aircraft Security Agreement, with respect to any payments or amounts, expressly stating that such payments or amounts shall be distributed, applied or held, as the case may be, by the Trustee) shall be distributed, applied or held, as the case may be, by the Security Agent as provided in those provisions.
     (b) Distributions by the Trustee. Any payments or amounts received by the Security Agent not constituting part of the Aircraft Collateral or otherwise for which no provision as to the distribution, application or holding thereof is made in this Aircraft Security Agreement or for which a provision as to the distribution, application or holding thereof is made in the Indenture shall be distributed by the Security Agent to the Trustee to be distributed, applied or held, as the case may be, in accordance with the Indenture or another Operative Document, if applicable.
     (c) Amounts to be Paid Over. Any payments or amounts received by the Trustee for which provision as to the distribution, application or holding thereof is made in this Aircraft Security Agreement (except for any provision of this Aircraft Security Agreement, with respect to any payments or amounts, expressly stating that such payments or amounts shall be distributed, applied or held by the Trustee), or for which any other Operative Document provides that such payments or amounts are to be distributed, applied or held by the Security Agent, shall be paid by the Trustee over to the Security Agent to be distributed, applied or held, as the case may be, by the Security Agent in accordance with this Aircraft Security Agreement or such other Operative Document, if applicable.
     (d) Amounts Payable to the Company. Without limiting any of the foregoing, any payments or amounts received by the Security Agent or the Trustee which are payable to the Company pursuant to any of the provisions of this Aircraft Security Agreement other than those set forth in this Article III (including Section 5.06, Section 7.05(c) and Section 7.06(d) hereof) shall be paid by the Security Agent or the Trustee, as the case may be, to the Company.
     Section 3.03. Payments by the Company. Except to the extent expressly provided herein, all amounts payable by the Company hereunder shall be payable by the

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Company to the Security Agent at the Corporate Trust Office of the Security Agent. The Company shall not have any responsibility for the distribution of any such payment to the Trustee or any Noteholder, if applicable.
     Section 3.04. Payments to the Company. Any amounts payable hereunder by the Security Agent or the Trustee to the Company shall be paid to the Company by wire transfer of funds of the type received by the Security Agent or the Trustee, as the case may be, at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Company to the Security Agent or the Trustee, as the case may be, from time to time.
     Section 3.05. Aircraft Securities Account. U.S. Bank agrees to act as an Eligible Institution under this Aircraft Security Agreement in accordance with the provisions of this Aircraft Security Agreement (in such capacity, the “Aircraft Securities Intermediary”). Except in its capacity as Security Agent, U.S. Bank waives any claim or lien against any Eligible Account it may have, by operation of law or otherwise, for any amount owed to it by the Company. The Aircraft Securities Intermediary hereby agrees that, notwithstanding anything to the contrary in this Aircraft Security Agreement, (i) any monies (including for the purpose of this Section 3.05 any cash received by the Security Agent pursuant to Section 7.05(c) or Section 7.06(d) or otherwise) held by the Security Agent hereunder as part of the Aircraft Collateral, any investment earnings thereon or other Permitted Investments in which such amounts are invested will be credited to an Eligible Account (the “Aircraft Securities Account”) for which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC) and the Security Agent is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) of the “security entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible Account, (ii) all such amounts, Permitted Investments and all other property acquired with cash credited to the Aircraft Securities Account will be credited to the Aircraft Securities Account, (iii) all items of property (whether cash, investment property, Permitted Investments, other investments, securities, instruments or other property) credited to the Aircraft Securities Account will be treated as a “financial asset” under Article 8 of the NY UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the NY UCC) with respect to the Aircraft Securities Account is the State of New York, and (v) all securities, instruments and other property in order or registered form and credited to the Aircraft Securities Account shall be payable to or to the order of, or registered in the name of, the Aircraft Securities Intermediary or shall be indorsed to the Aircraft Securities Intermediary or in blank, and in no case whatsoever shall any financial asset credited to the Aircraft Securities Account be registered in the name of the Company, payable to or to the order of the Company or

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specially indorsed to the Company except to the extent the foregoing have been specially indorsed by the Company to the Aircraft Securities Intermediary or in blank. The Security Agent agrees that it will hold (and will indicate clearly in its books and records that it holds) its “security entitlements” to the “financial assets” credited to the Aircraft Securities Account in trust for the benefit and security of the Noteholders and the Indemnitees as part of the Aircraft Collateral as set forth in this Aircraft Security Agreement. The Company acknowledges that, by reason of the Security Agent being the “entitlement holder” in respect of the Aircraft Securities Account as provided above, the Security Agent shall have the sole right and discretion, subject only to the terms of this Aircraft Security Agreement, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Aircraft Securities Account and any and all financial assets and other property credited thereto to the exclusion of the Company. If any Person asserts any Lien (including, without limitation, any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Aircraft Securities Account or any financial asset carried therein, U.S. Bank will promptly notify the Security Agent and the Company thereof.
ARTICLE IV
AIRCRAFT SECURITY EVENTS OF DEFAULT;
REMEDIES OF SECURITY AGENT
     Section 4.01. Aircraft Security Events of Default. Each of the following events shall constitute an “Aircraft Security Event of Default” whether such event shall be voluntary or involuntary or shall come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and each such Aircraft Security Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied or explicitly waived:
     (a) the Company shall fail to make payment when the same shall become due of any amount due to the Security Agent under this Aircraft Security Agreement, and such failure shall continue unremedied for 30 days after the receipt by the Company of written notice thereof from the Security Agent or the Trustee;
     (b) the Company shall fail to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to any Aircraft in accordance with the provisions of Section 7.06; provided that no such failure to carry and maintain insurance shall constitute an Aircraft Security Event of Default until the earlier of (i) the date such failure shall have continued unremedied for a

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period of 30 days after receipt by the Security Agent of the notice of cancellation or lapse referred to in Section 7.06 or (ii) the date such insurance is not in effect as to the Security Agent;
     (c) the Company shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Aircraft Security Agreement, and such failure shall continue unremedied for a period of 60 days after receipt by the Company of written notice thereof from the Security Agent or the Trustee; provided that, if such failure is capable of being remedied, no such failure shall constitute an Aircraft Security Event of Default for a period of one year after such notice is received by the Company so long as the Company is diligently proceeding to remedy such failure; or
     (d) any representation or warranty made by the Company herein shall prove to have been incorrect in any material respect at the time made, and such incorrectness shall continue to be material to the transactions contemplated hereby and shall continue unremedied for a period of 60 days after receipt by the Company of written notice thereof from the Security Agent or the Trustee; provided that, if such incorrectness is capable of being remedied, no such incorrectness shall constitute an Aircraft Security Event of Default for a period of one year after such notice is received by the Company so long as the Company is diligently proceeding to remedy such incorrectness;
provided that notwithstanding anything to the contrary contained in this Section 4.01, any failure of the Company to perform or observe any covenant, condition or agreement shall not constitute an Aircraft Security Event of Default if such failure arises by reason of an event referred to in clause (B) of the definition of “Event of Loss” so long as the Company is continuing to comply with all of the terms of Section 7.05.
     Section 4.02. Remedies.
     (a) General. If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, following the acceleration of the Notes pursuant to Section 4.02(a) of the Indenture (so long as the relevant declaration shall not have been rescinded and annulled pursuant to Section 4.02(d) of the Indenture), then and in every such case the Security Agent may, and upon the written instructions of the Trustee, the Security Agent shall, do one or more of the following to the extent permitted by, and subject to compliance with the requirements of, applicable law then in effect (provided that during any period any Airframe or any Engine is subject to the CRAF Program and is in possession of or being operated under the direction of the United States government or an agency or instrumentality of the United States, the Security Agent shall

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not, on account of any Event of Default, be entitled to exercise or pursue any of the powers, rights or remedies described in this Section 4.02 in such manner as to limit the Company’s control under this Aircraft Security Agreement (or any Permitted Lessee’s control under any Lease) of such Airframe, any Engines installed thereon or any such Engine, unless at least 60 days’ (or such lesser period as may then be applicable under the CRAF Program of the United States government) prior written notice of default hereunder shall have been given by the Security Agent by registered or certified mail to the Company (and any such Permitted Lessee) with a copy addressed to the Contracting Office Representative or other appropriate person for the Air Mobility Command of the United States Air Force under any contract with the Company or such Permitted Lessee relating to the applicable Aircraft):
     (i) cause the Company, upon the written demand of the Security Agent, at the Company’s expense, to deliver promptly, and the Company shall deliver promptly, all or such part of any Airframe or any Engine as the Security Agent may so demand to the Security Agent or its order, or, if the Company shall have failed to so deliver any such Airframe or any such Engine after such demand, the Security Agent, at its option, may enter upon the premises where all or any part of any such Airframe or any such Engine are located and take immediate possession of and remove the same together with any engine which is not an Engine but which is installed on such Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; provided that any such Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States, and such engine shall be held at the expense of the Company for the account of any such owner, lessor, lienor, secured party or, if such engine is owned by the Company, may at the option of the Company with the consent of the Security Agent (which will not be unreasonably withheld) or at the option of the Security Agent with the consent of the Company (which will not be unreasonably withheld), be exchanged with the Company for an Engine in accordance with the provisions of Section 7.05(b);
     (ii) sell all or any part of any Airframe and any Engine at public or private sale, whether or not the Security Agent shall at the time have possession thereof, as the Security Agent may determine, or otherwise dispose of, hold, use, operate, lease to others (including the Company) or keep idle all or any part of any such Airframe or any such Engine as the Security Agent, in its sole discretion, determines, all free and clear of any rights or claims of the Company, and the proceeds of such sale or disposition shall be distributed as set forth in Section 3.01; or

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     (iii) exercise any other remedy of a secured party under the Uniform Commercial Code of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought);
provided that, notwithstanding anything to the contrary set forth herein or in any other Operative Document, (i) as permitted by Article 15 of the Cape Town Convention, the provisions of Chapter III of the Cape Town Convention are hereby excluded and made inapplicable to this Aircraft Security Agreement and the other Operative Documents, except for those provisions of such Chapter III that cannot be derogated from; and (ii) as permitted by Article IV(3) of the Aircraft Protocol, the provisions of Chapter II of the Aircraft Protocol are hereby excluded and made inapplicable to this Aircraft Security Agreement and the other Operative Documents, except for (x) Article XVI of the Aircraft Protocol and (y) those provisions of such Chapter II that cannot be derogated from. In furtherance of the foregoing, the parties hereto agree that the exercise of remedies hereunder and the other Operative Documents is subject to other applicable law, including without limitation, the Uniform Commercial Code (as in effect in the State of New York) and the Bankruptcy Code, and that nothing herein derogates from the rights of the Company or the Security Agent under or pursuant to such other applicable law, including without limitation, the Uniform Commercial Code (as in effect in the State of New York) or the Bankruptcy Code.
     Upon every such taking of possession of any of the Aircraft Collateral under this Section 4.02, the Security Agent may, from time to time, at the expense of the Aircraft Collateral, make all such expenditures for maintenance, insurance, repairs, alterations, additions and improvements to and of the Aircraft Collateral as it deems necessary to cause the Aircraft Collateral to be in such condition as required by the provisions of this Aircraft Security Agreement. In each such case, the Security Agent may maintain, use, operate, store, insure, lease, control, manage or dispose of the Aircraft Collateral and may exercise all rights and powers of the Company relating to the Aircraft Collateral as the Security Agent reasonably deems best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management or disposition of the Aircraft Collateral or any part thereof as the Security Agent may reasonably determine; and the Security Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Aircraft Collateral and every part thereof, without prejudice, however, to the rights of the Security Agent under any provision of this Aircraft Security Agreement to collect and receive all cash held by, or required to be deposited with, the Security Agent hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, insurance, leasing, control, management or disposition of the Aircraft Collateral, and of all maintenance, repairs,

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replacements, alterations, additions and improvements, and to make all payments that the Security Agent is required or elects to make, if any, for Taxes, insurance or other proper charges assessed against or otherwise imposed upon the Aircraft Collateral or any part thereof, and all other payments which the Security Agent is required or expressly authorized to make under any provision of this Aircraft Security Agreement, as well as just and reasonable compensation for the services of the Security Agent, and shall otherwise be distributed as set forth in Section 3.01.
     If an Event of Default shall have occurred and be continuing and the Notes shall either have been accelerated pursuant to Section 4.02(a) of the Indenture (and the relevant declaration shall not have been rescinded and annulled pursuant to Section 4.02(d) of the Indenture) or have become due at maturity and the Security Agent shall be entitled to exercise rights hereunder, at the request of the Security Agent, the Company shall promptly execute and deliver to the Security Agent such instruments of title and other documents as the Security Agent reasonably deems necessary or advisable to enable the Security Agent or a sub-agent or representative designated by the Security Agent, at such time or times and place or places as the Security Agent may specify, to obtain possession of all or any part of the Aircraft Collateral to which the Security Agent shall at the time be entitled hereunder. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Security Agent, the Security Agent may seek a judgment conferring on the Security Agent the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Security Agent, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so. All actual and reasonable expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Aircraft Security Agreement.
     (b) Notice of Sale; Bids; Etc. The Security Agent shall give the Company at least 30 days’ prior written notice of any public sale or of the date on or after which any private sale will be held, which notice the Company hereby agrees to the extent permitted by applicable law is reasonable notice. Any Noteholder or Noteholders shall be entitled to bid for and become the purchaser of any Aircraft Collateral offered for sale pursuant to this Section 4.02 and to credit against the purchase price bid at such sale by such Noteholders all or any part of the unpaid amounts owing to such Noteholders under the Operative Documents and secured by the Lien of this Aircraft Security Agreement (but only to the extent that such purchase price would have been paid to such Noteholders pursuant to Article III of the Indenture if such purchase price were paid in cash and the foregoing provision of this Section 4.02(b) were not given effect). The Security Agent may exercise such right without possession or production of the Notes or proof of ownership thereof, and as a representative of the Noteholders may exercise such right

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without notice to the Noteholders as party to any suit or proceeding relating to the foreclosure of any Aircraft Collateral. The Company shall also be entitled to bid for and become the purchaser of any Aircraft Collateral offered for sale pursuant to this Section 4.02.
     (c) Power of Attorney, Etc. To the extent permitted by applicable law, the Company irrevocably appoints, while an Event of Default has occurred and is continuing, the Security Agent the true and lawful attorney-in-fact of the Company (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Aircraft Security Agreement, whether pursuant to foreclosure or power of sale, or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Company hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law; provided that if so requested by the Security Agent or any purchaser, the Company shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Security Agent or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may reasonably be designated in any such request.
     Section 4.03. Remedies Cumulative. To the extent permitted under applicable law, each and every right, power and remedy specifically given to the Security Agent herein or otherwise in this Aircraft Security Agreement or in any other Operative Document shall be cumulative and shall be in addition to every other right, power and remedy specifically given herein or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Security Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Security Agent in the exercise of any right, remedy or power or in the pursuance of any remedy shall, to the extent permitted by applicable law, impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.
     Section 4.04. Discontinuance of Proceedings. In case the Security Agent shall have instituted any proceedings to enforce any right, power or remedy under this Aircraft Security Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely

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to the Security Agent, then and in every such case the Company and the Security Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Aircraft Collateral, and all rights, remedies and powers of the Security Agent shall continue as if no such proceedings had been undertaken (but otherwise without prejudice).
     Section 4.05. Waiver of Past Defaults. Upon written instruction from the Trustee, the Security Agent shall waive any past Default hereunder and its consequences, and upon any such waiver such Default shall cease to exist and any Event of Default that is an Aircraft Security Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Aircraft Security Agreement, the Indenture and the other Operative Documents, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 4.06. Appointment of a Receiver. To the extent permitted by applicable law, if an Event of Default shall have occurred and be continuing, and the Notes either shall have been accelerated pursuant to Section 4.02(a) of the Indenture (and the relevant declaration shall not have been rescinded and annulled pursuant to Section 4.02(d) of the Indenture) or have become due at maturity, the Security Agent shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Security Agent or any successor or nominee thereof) for all or any part of the Aircraft Collateral, whether such receivership be incidental to a proposed sale of the Aircraft Collateral or the taking of possession thereof or otherwise, and, to the extent permitted by applicable law, the Company hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Aircraft Collateral shall be entitled to exercise all the rights and powers of the Security Agent with respect to the Aircraft Collateral.
ARTICLE V
DUTIES OF THE SECURITY AGENT
     Section 5.01. Duties of the Security Agent.
     (a) Exercise of Rights and Powers During an Event of Default. If an Event of Default has occurred and is continuing, the Security Agent shall exercise such of the rights and powers vested in it by this Aircraft Security Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

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     (b) Performance in the Absence of an Event of Default. Except during the continuance of an Event of Default:
     (i) The Security Agent need perform only those duties as are specifically set forth in this Aircraft Security Agreement and the other Operative Documents and no others.
     (ii) In the absence of bad faith on its part, the Security Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or the Security Agent and conforming to the requirements of the Indenture. However, the Security Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of the Indenture.
     (c) Liability, Etc. The Security Agent may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) This paragraph (c) does not limit the effect of paragraph (b) of this Section 5.01 or of Section 5.02 hereof.
     (ii) The Security Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Security Agent, unless it is proved that the Security Agent was negligent in ascertaining the pertinent facts.
     (iii) The Security Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.02(b) of the Indenture either directly or through the instruction of the Trustee.
     (d) Indemnification; Advice of Counsel; Etc. The Security Agent shall not be required to take any action or refrain from taking any action under this Article V or Article IV unless the Security Agent shall have received indemnification against any risks incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs that may be actually incurred by it in connection therewith. The Security Agent shall not be required to take any action under this Article V or Article IV, nor shall any other provision of any Operative Document be deemed to impose a duty on the Security Agent to take any action, if the Security Agent shall have been advised by outside counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

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     (e) Other Provisions. Every provision of this Aircraft Security Agreement that in any way relates to the Security Agent is subject to paragraphs (a), (b), (c) and (d) of this Section 5.01.
     Section 5.02. Rights of Security Agent.
     (a) Reliance on Documents. The Security Agent may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. Without limiting Section 5.01(c)(ii), the Security Agent need not investigate any fact or matter stated in the document.
     (b) Officer’s Certificate or Opinion of Counsel. Before the Security Agent acts or refrains from acting (unless other evidence is provided for herein), it may require an Officer’s Certificate or an Opinion of Counsel (which shall conform to Section 11.04 of the Indenture if the Indenture is qualified under the TIA at the time such Officer’s Certificate or Opinion of Counsel, as the case may be, is to be delivered). The Security Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
     (c) Acting Through Agents. The Security Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and the Security Agent shall not be responsible for the misconduct or negligence of any agent or attorney appointed by it with due care.
     Section 5.03. Notice from the Trustee. If the Trustee shall have knowledge of an Event of Default or a Payment Default, the Trustee shall promptly give notice thereof to the Security Agent. In addition, if the Trustee has declared the acceleration of the Notes pursuant to Section 4.02(a) of the Indenture or shall have knowledge of the acceleration of the Notes pursuant to the proviso in Section 4.02(a)(i) of the Indenture or if the Trustee shall have received a written notice rescinding and annulling any such declaration pursuant to Section 4.02(d) of the Indenture, in each such case, the Trustee shall promptly give notice thereof to the Security Agent by telegram, cable, facsimile or telephone (to be promptly confirmed in writing). Without limiting any of the foregoing, the Trustee will furnish to the Security Agent, upon request of the Security Agent or the Company, such information and copies of such documents as the Trustee may have as are necessary for the Security Agent to perform the duties of the Security Agent under this Aircraft Security Agreement or any other Operative Document.
     Section 5.04. [Reserved].
     Section 5.05. [Reserved].

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     Section 5.06. Investment of Amounts Held by the Security Agent. Any monies (including for the purpose of this Section 5.06 any amounts held by the Security Agent pursuant to Section 3.05 or pursuant to any provision of any other Operative Document providing for amounts to be held by the Security Agent which are not distributed pursuant to the other provisions of Article III, or any cash received by the Security Agent pursuant to Section 7.05(c) or Section 7.06(d) or otherwise, or Permitted Investments purchased by the use of such cash pursuant to this Section 5.06 or any cash constituting the proceeds of the maturity, sale or other disposition of any such Permitted Investments) held by the Security Agent hereunder as part of the Aircraft Collateral, until paid out by the Security Agent as herein provided, (i) subject to clause (ii) below and Section 3.05, may be carried by the Security Agent on deposit with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000, and the Security Agent shall not have any liability for interest upon any such monies except as otherwise agreed in writing with the Company, or (ii) at any time and from time to time, so long as no Event of Default shall have occurred and be continuing, at the request of the Company, shall be invested and reinvested in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and, as provided in Section 3.05, such Permitted Investments shall be held by the Security Agent in trust for the benefit and security of the Noteholders and the Indemnitees as part of the Aircraft Collateral until so sold; provided that the Company shall upon demand pay to the Security Agent the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and, so long as no Event of Default or Payment Default shall have occurred and be continuing, the Company shall be entitled to receive from the Security Agent, and the Security Agent shall promptly pay to the Company, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. All Permitted Investments held by the Security Agent pursuant to this Section 5.06 shall be held pursuant to Section 3.05. If an Event of Default or Payment Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Aircraft Collateral and shall be applied by the Security Agent at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof pursuant to which such amounts were required to be held. At such time as there shall not be continuing any such Event of Default or Payment Default, such income, profit, interest, dividend or gain shall be paid to the Company. In addition, if any moneys or investments are held by the Security Agent solely because an Event of Default or Payment Default has occurred and

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is continuing, at such time as there shall not be continuing any such Event of Default or Payment Default, such moneys and investments shall be paid to the Company. The Security Agent shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 5.06 other than by reason of its willful misconduct or negligence.
ARTICLE VI
APPOINTMENT OF THE SECURITY AGENT
     Section 6.01. Acceptance of Trusts and Duties. The Trustee hereby designates and appoints the Security Agent as the agent of the Trustee and as Security Agent under this Aircraft Security Agreement. U.S. Bank accepts the trusts and duties hereby created and applicable to it and agrees to perform such duties, but only upon the terms of this Aircraft Security Agreement and agrees to receive, handle and disburse all monies received by it as Security Agent constituting part of the Aircraft Collateral in accordance with the terms hereof. In addition, the Security Agent agrees to be bound by, and shall have the benefit of, all provisions of the Indenture and the other Operative Documents stated therein to be applicable to the Security Agent or an agent of the Trustee.
ARTICLE VII
OPERATING COVENANTS OF THE COMPANY
     The Company will comply with the following covenants with respect to each Aircraft or the related Airframe or any related Engine, as applicable:
     Section 7.01. Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to such Aircraft, its title thereto or any of its interest therein, except:
     (a) the Lien of this Aircraft Security Agreement, the rights of any Permitted Lessee under a Lease permitted hereunder and the rights of any Person existing pursuant to the Operative Documents;
     (b) the rights of others under agreements or arrangements to the extent expressly permitted by this Aircraft Security Agreement;
     (c) Security Agent Liens and Trustee Liens;

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     (d) Liens for Taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of such Airframe or any such Engine or the Security Agent’s interest therein or impair the Lien of this Aircraft Security Agreement;
     (e) materialmen’s, mechanics’, workers’, landlords’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that either are not yet overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of such Airframe or any such Engine or the Security Agent’s interest therein or impair the Lien of this Aircraft Security Agreement;
     (f) Liens arising out of any judgment or award, so long as such judgment or award shall, within 60 days after the entry thereof, have been discharged, vacated or reversed, or execution thereof stayed pending appeal or other judicial review or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60 day period there is not, or any such judgment or award does not involve, (x) any material risk of the sale, forfeiture or loss of such Aircraft, such Airframe or any such Engine or the interest of the Security Agent therein or (y) any impairment of the Lien of this Aircraft Security Agreement;
     (g) any other Lien with respect to which the Company shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Security Agent;
     (h) salvage or similar rights of insurers under insurance policies maintained by the Company; and
     (i) Liens approved in writing by the Security Agent with the consent of the Trustee.
Liens described in clauses (a) through (i) above are referred to herein as “Permitted Liens”. The Company shall promptly, at its own expense, take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time with respect to such Aircraft, its title thereto or any of its interest therein.

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     Section 7.02. Possession, Operation and Use, Maintenance and Registration.
     (a) Possession. The Company shall not, without the prior written consent of the Security Agent, lease or otherwise in any manner deliver, transfer or relinquish possession of such Aircraft, such Airframe or any such Engine or install any such Engine, or permit any such Engine to be installed, on any airframe other than another Airframe; provided that, so long as the Company shall comply with the provisions of Section 7.06, the Company may without the prior written consent of the Security Agent:
     (i) subject such Airframe to interchange agreements or subject any such Engine to interchange or pooling agreements or arrangements, in each case customary in the airline industry and entered into by the Company in the ordinary course of its business; provided that (A) no such agreement or arrangement contemplates or requires the transfer of title to such Airframe and (B) if the Company’s title to any such Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine, and the Company shall comply with Section 7.05(b) in respect thereof;
     (ii) deliver possession of such Airframe or any such Engine to any Person for testing, service, repair, reconditioning, restoration, storage, maintenance, overhaul work or other similar purposes or for alterations, modifications or additions to such Airframe or any such Engine to the extent required or permitted by the terms hereof;
     (iii) transfer or permit the transfer of possession of such Airframe or any such Engine to any Government pursuant to a lease, contract or other instrument;
     (iv) subject such Airframe or any such Engine to the CRAF Program or transfer possession of such Airframe or any such Engine to the United States government in accordance with applicable laws, rulings, regulations or orders (including, without limitation, any transfer of possession pursuant to the CRAF Program); provided, that the Company (A) shall promptly notify the Security Agent upon transferring possession of such Airframe or any such Engine pursuant to this clause (iv) and (B) in the case of a transfer of possession pursuant to the CRAF Program, shall notify the Security Agent of the name and address of the responsible Contracting Office Representative for the Air Mobility Command of the United States Air Force or other appropriate Person to whom notices must be given and to whom requests or claims must be made to the extent applicable under the CRAF Program;

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     (v) install any such Engine on an airframe owned by the Company (or any Permitted Lessee) free and clear of all Liens, except (A) Permitted Liens and Liens that apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to such airframe as an entirety) and (B) the rights of third parties under interchange agreements or pooling or similar arrangements that would be permitted under clause (i) above;
     (vi) install any such Engine on an airframe leased, purchased or owned by the Company (or any Permitted Lessee) subject to a lease, conditional sale and/or other security agreement; provided that (A) such airframe is free and clear of all Liens except (1) the rights of the parties to the lease or any conditional sale or security agreement covering such airframe, or their successors and assigns, and (2) Liens of the type permitted by clause (v) of this Section 7.02(a) and (B) either (1) the Company shall have obtained from the lessor, conditional vendor or secured party of such airframe a written agreement (which may be the lease, conditional sale or other security agreement covering such airframe), in form and substance satisfactory to the Security Agent (it being understood that an agreement from such lessor, conditional vendor or secured party substantially in the form of the penultimate paragraph of this Section 7.02(a) shall be deemed to be satisfactory to the Security Agent), whereby such lessor, conditional vendor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Aircraft Security Agreement or (2) such lease, conditional sale or other security agreement provides that any such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement at any time while such Engine is subject to the Lien of this Aircraft Security Agreement, notwithstanding the installation thereof on such airframe;
     (vii) install any such Engine on an airframe owned by the Company (or any Permitted Lessee), leased to the Company (or any Permitted Lessee) or purchased by the Company (or any Permitted Lessee) subject to a conditional sale or other security agreement under circumstances where neither clause (v) nor clause (vi) of this Section 7.02(a) is applicable; provided that such installation shall be deemed an Event of Loss with respect to such Engine, and the Company shall comply with Section 7.05(b) in respect thereof, if such installation shall adversely affect the Security Agent’s security interest in any such Engine, the Security Agent not intending hereby to waive any right or interest it may have to

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or in such Engine under applicable law until compliance by the Company with Section 7.05(b);
     (viii) lease any such Engine or such Airframe and any such Engine to any United States air carrier as to which there is in force a certificate issued pursuant to the Transportation Code (49 U.S.C. §§41101-41112) or successor provision that gives like authority, or to any manufacturer of airframes or engines (or an Affiliate thereof acting under an unconditional guarantee of such manufacturer), so long as such manufacturer and, if applicable, such Affiliate is domiciled in the United States); provided that no Event of Default shall exist at the time any such lease is entered into; and
     (ix) lease any such Engine or such Airframe and any such Engine to (A) any foreign air carrier other than those set forth in clause (B), (B) any foreign air carrier that is at the inception of the lease based in and a domiciliary of a country listed in Exhibit B hereto, (C) any foreign manufacturer of airframes or engines (or a foreign Affiliate of a United States or foreign manufacturer of airframes or engines acting under an unconditional guarantee of such manufacturer), so long as such foreign manufacturer or (if applicable) foreign Affiliate is domiciled in a country indicated with an asterisk on Exhibit B hereto, or (D) any foreign air carrier consented to in writing by the Security Agent with the consent of the Trustee; provided that (w) in the case of a lease to, or guarantee by, any entity pursuant to this Section 7.02(a)(ix), (1) other than a foreign carrier principally based in Taiwan, the United States maintains diplomatic relations with the country in which such entity is based and domiciled at the time such lease is entered into, (2) no Event of Default exists at the time such lease is entered into and (3) such entity is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person, (x) in the case of a lease to a foreign air carrier under clause (A) above, the Security Agent receives at the time of such lease an opinion of counsel to the Company (such counsel to be reasonably satisfactory to the Security Agent) to the effect that there exist no possessory rights in favor of the lessee under the laws of such lessee’s country which would, upon bankruptcy or insolvency of or other default by the Company and assuming at such time such lessee is not insolvent or bankrupt, prevent the taking of possession of any such Engine or such Airframe and any such Engine by the Security Agent in accordance with and when permitted by the terms of Section 4.02 upon the exercise by the Security Agent of its remedies under Section 4.02, and (y) in the case of a lease to any foreign manufacturer or foreign Affiliate under clause (C) above, the re-registration

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conditions set forth in Section 7.02(e) shall be satisfied notwithstanding anything to the contrary in such clause (C);
provided that the rights of any lessee or other transferee who receives possession of such Aircraft, such Airframe or any such Engine by reason of a transfer permitted by this Section 7.02(a) (other than the transfer of any such Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any permitted lease shall be made expressly subject and subordinate to, all the terms of this Aircraft Security Agreement, including the Security Agent’s rights to repossess pursuant to Section 4.02 and to avoid such lease upon such repossession, and the Company shall remain primarily liable hereunder for the performance and observance of all of the terms and conditions of this Aircraft Security Agreement to the same extent as if such lease or transfer had not occurred, any such lease shall include appropriate provisions for the maintenance and insurance of such Aircraft, Airframe or Engine, and no lease or transfer or possession otherwise in compliance with this Section shall (x) result in any registration or re-registration of such Aircraft except to the extent permitted in Section 7.02(e) or the maintenance, operation or use thereof that does not comply with Section 7.02(b) and Section 7.02(c) or (y) permit any action not permitted to be taken by the Company with respect to such Aircraft hereunder. The Company shall promptly notify the Security Agent of the existence of any such lease with a term in excess of one year.
     Each of the Security Agent and the Trustee agrees, and each Noteholder by acceptance of a Note is deemed to have agreed, for the benefit of the Company (and any Permitted Lessee) and for the benefit of the lessor, conditional vendor or secured party of such Airframe or engine leased to the Company (or any Permitted Lessee) or leased to or purchased or owned by the Company (or any Permitted Lessee) subject to a conditional sale or other security agreement, that the Security Agent, the Trustee and the Noteholders will not acquire or claim, as against the Company (or any Permitted Lessee) or such lessor, conditional vendor or secured party, any right, title or interest in (A) any engine or engines owned by the Company (or any Permitted Lessee) or the lessor under such lease or subject to a security interest in favor of the secured party under any conditional sale or other security agreement as the result of such engine or engines being installed on such Airframe at any time while such engine or engines are subject to such lease or conditional sale or other security agreement or (B) any airframe owned by the Company (or any Permitted Lessee) or the lessor under such lease or subject to a security interest in favor of the secured party under any conditional sale or other security agreement as the result of any such Engine being installed on such airframe at any time while such airframe is subject to such lease or conditional sale or other security agreement.

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     Each of the Security Agent and the Trustee acknowledges that any “wet lease” or other similar arrangement under which the Company maintains operational control of an Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 7.02(a).
     (b) Operation and Use. The Company agrees that such Aircraft will not be maintained, used, serviced, repaired, overhauled or operated in violation of any law, rule or regulation of any government of any country having jurisdiction over such Aircraft or in violation of any airworthiness certificate, license or registration relating to such Aircraft issued by any such government, except to the extent the Company is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of such Aircraft or impair the Lien of this Aircraft Security Agreement; and provided, that the Company shall not be in default under, or required to take any action set forth in, this sentence if it is not possible for it to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which such Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which such Aircraft is then registered). The Company will not operate such Aircraft, or permit such Aircraft to be operated or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 7.06 or (ii) in any war zone or recognized or, in the Company’s judgment, threatened areas of hostilities unless covered by war risk insurance in accordance with Section 7.06, unless in the case of either clause (i) or (ii), (x) governmental indemnification complying with Section 7.06(a) and Section 7.06(b) has been provided or (y) such Aircraft is only temporarily located in such area as a result of an isolated occurrence or isolated series of occurrences attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other similar unforeseen circumstances and the Company is using its good faith efforts to remove such Aircraft from such area as promptly as practicable.
     (c) Maintenance. The Company shall maintain, service, repair and overhaul such Aircraft (or cause the same to be done) (i) so as to keep such Aircraft in as good operating condition as on the applicable Aircraft Closing Date for such Aircraft, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times (other than during temporary periods of storage, during maintenance or modification permitted hereunder, or during periods of grounding by applicable governmental authorities) under the Transportation Code, during such periods in which such Aircraft is registered under the laws of the United States, or, if such Aircraft is registered under the laws of any other jurisdiction, the applicable laws of such jurisdiction and (ii) using the

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same standards as the Company or, in the case of a lease permitted pursuant to Section 7.02(a), the applicable Permitted Lessee uses with respect to similar aircraft operated by the Company or such Permitted Lessee, as the case may be, in similar circumstances (in any case, without limitation of the Company’s obligations under the preceding clause (i)). In any case such Aircraft will be maintained in accordance with a maintenance program for Boeing 767-323ER, Boeing 777-200ER or Boeing 737-800 aircraft, as applicable, approved by the FAA or, if such Aircraft is not registered in the United States, (i) the EASA or the JAA, (ii) the central aviation authority of Australia, Canada, Japan or New Zealand, or (iii) the central aviation authority of any country with aircraft maintenance standards that are substantially similar to those of the United States or any of the foregoing authorities or countries. The Company shall maintain or cause to be maintained all records, logs and other documents required to be maintained in respect of such Aircraft by appropriate authorities in the jurisdiction in which such Aircraft is registered.
     (d) Identification of Security Agent’s Interest. The Company agrees to affix as promptly as practicable after the applicable Aircraft Closing Date for such Aircraft and thereafter to maintain in the cockpit of such Aircraft, in a clearly visible location, and (if not prevented by applicable law or regulations or by any government) on each such Engine, a nameplate bearing the inscription “MORTGAGED TO U.S. BANK TRUST NATIONAL ASSOCIATION, AS SECURITY AGENT” (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Security Agent). If any such nameplate is damaged beyond repair or becomes illegible, the Company shall promptly replace it with a nameplate complying with the requirements of this Section.
     (e) Registration. The Company shall cause such Aircraft to remain duly registered, under the laws of the United States, in the name of the Company except as otherwise required by the Transportation Code; provided that each of the Security Agent and the Trustee shall, at the Company’s expense, execute and deliver all such documents as the Company may reasonably request for the purpose of continuing such registration. Notwithstanding the preceding sentence, the Company, at its own expense, may cause or allow such Aircraft to be duly registered under the laws of any foreign jurisdiction in which a Permitted Lessee could be principally based, in the name of the Company or of any nominee of the Company, or, if required by applicable law, in the name of any other Person (and, following any such foreign registration, may cause such Aircraft to be re-registered under the laws of the United States); provided, that in the case of jurisdictions other than those approved by the Security Agent with the consent of the Trustee (i) if such jurisdiction is at the time of registration listed on Exhibit B, the Security Agent shall have received at the time of such registration an opinion of counsel to the Company to the effect that (A) this Aircraft Security Agreement and the Security

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Agent’s right to repossession hereunder is valid and enforceable under the laws of such country, (B) after giving effect to such change in registration, the Lien of this Aircraft Security Agreement shall continue as a valid Lien and shall be duly perfected in the new jurisdiction of registration and that all filing, recording or other action necessary to perfect and protect the Lien of this Aircraft Security Agreement has been accomplished (or if such opinion cannot be given at such time, (x) the opinion shall detail what filing, recording or other action is necessary and (y) the Security Agent shall have received a certificate from an Officer that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be promptly delivered to the Security Agent subsequent to the effective date of such change in registration), (C) the obligations of the Company under this Aircraft Security Agreement shall remain valid, binding and (subject to customary bankruptcy and equitable remedies exceptions and to other exceptions customary in foreign opinions generally) enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law) and (D) all approvals or consents of any government in such jurisdiction having jurisdiction required for such change in registration shall have been duly obtained and shall be in full force and effect, and (ii) if such jurisdiction is at the time of registration not listed on Exhibit B, the Security Agent shall have received (in addition to the opinions set forth in clause (i) above) at the time of such registration an opinion of counsel to the Company to the effect that (A) the terms of this Aircraft Security Agreement are legal, valid, binding and enforceable in such jurisdiction (subject to exceptions customary in such jurisdiction, provided, that, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and to general principles of equity, any applicable laws limiting the remedies provided in Section 4.02 do not in the opinion of such counsel make the remedies provided in Section 4.02 inadequate for the practical realization of the rights and benefits provided thereby), (B) that it is not necessary for the Security Agent to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the lender of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability that might have been imposed on such lender under the laws of the United States or any state thereof (it being understood that such opinion shall be waived if insurance reasonably satisfactory to the Security Agent is provided, at the Company’s expense, to cover such risk) and (D) (unless the Company shall have agreed to provide insurance covering the risk of requisition of use or title of such Aircraft by the government of such jurisdiction so long as such Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use or title of such Aircraft in the event of requisition by such government of such use or title. Each of the Security Agent and the

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Trustee will cooperate with the Company in effecting such foreign registration. Notwithstanding the foregoing, prior to any such change in the country of registry of such Aircraft, the following conditions shall be met (or waived as provided in Section 9.02(a)):
     (i) no Event of Default shall have occurred and be continuing at the effective date of the change in registration; provided, that it shall not be necessary to comply with this condition if the change in registration results in the registration of such Aircraft under the laws of the United States or if the Trustee consents to such change in registration;
     (ii) the Security Agent shall have received evidence of compliance with the insurance provisions contained herein after giving effect to such change in registration; and
     (iii) the Company shall have paid or made provision reasonably satisfactory to the Security Agent for the payment of all reasonable expenses (including reasonable attorneys’ fees) of the Security Agent in connection with such change in registration.
     The Company shall (i) take such actions as may be required to be taken by the Company so that any International Interest arising in relation to this Aircraft Security Agreement, such Aircraft, any Replacement Aircraft therefor, any such Engine or any Replacement Engine therefor may be duly registered (and any such registration may be assigned, amended, extended or discharged) at the International Registry, and (ii) obtain from the International Registry all approvals as may be required duly and timely to perform the Company’s obligations under this Aircraft Security Agreement with respect to the registration of any such International Interest. The Security Agent shall take all actions necessary with respect to the International Registry to consent to the Company’s initiation of any registrations required under this Aircraft Security Agreement to enable the Company to complete such registrations, including, without limitation, appointing Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, as its “professional user entity” (as defined in the Cape Town Treaty) to consent to any registrations on the International Registry with respect to such Airframe or any such Engine.
     Section 7.03. Inspection. At all reasonable times, but upon at least 15 Business Days’ prior written notice to the Company, the Security Agent or its authorized representative may, subject to the other conditions of this Section 7.03, inspect such Aircraft and may inspect the books and records of the Company required to be maintained by the FAA or the government of another jurisdiction in which such Aircraft is then registered relating to the maintenance of such Aircraft; provided that (i) the

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Security Agent or its representative shall be fully insured at no cost to the Company in a manner satisfactory to the Company with respect to any risks incurred in connection with any such inspection or shall provide to the Company a written release satisfactory to the Company with respect to such risks, (ii) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, (iii) any such inspection of such Aircraft shall be a visual, walk-around inspection of the interior and exterior of such Aircraft and shall not include opening any panels, bays or the like without the Company’s express consent, which consent the Company may in its sole discretion withhold, and (iv) no exercise of such inspection right shall interfere with the use, operation or maintenance of such Aircraft by, or the business of, the Company and the Company shall not be required to undertake or incur any additional liabilities in connection therewith. All information obtained in connection with any such inspection of such Aircraft and of such books and records shall be Confidential Information and shall be treated by the Security Agent and its representatives in accordance with the provisions of Section 13.18 of the Indenture. Any inspection pursuant to this Section 7.03 shall be at the sole risk (including, without limitation, any risk of personal injury or death) and expense of the Security Agent (or its representative), as the case may be, making such inspection. Except during the continuance of an Event of Default, all inspections by the Security Agent and its representatives provided for under this Section 7.03 shall be limited to one inspection of any kind contemplated by this Section 7.03 for all such Aircraft during any calendar year.
     Section 7.04. Replacement and Pooling of Parts; Alterations, Modifications and Additions; Substitution of Engines.
     (a) Replacement of Parts. The Company, at its own expense, shall promptly replace all Parts that may from time to time be incorporated or installed in or attached to such Airframe or any such Engine and that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use for any reason whatsoever, except as otherwise provided in Section 7.04(c) or if such Airframe or any such Engine to which a Part relates has suffered an Event of Loss. In addition, the Company, at its own expense, may remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use; provided that the Company, except as otherwise provided in Section 7.04(c), at its own expense, will replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and except in the case of replacement property temporarily installed on an emergency basis) and shall have a value and utility at least equal to the Parts replaced, assuming such

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replaced Parts were in the condition and repair required to be maintained by the terms hereof. Except as otherwise provided in Section 7.04(c), all Parts at any time removed from such Airframe or any such Engine shall remain subject to the Lien of this Aircraft Security Agreement no matter where located until such time as such Parts shall be replaced by parts that have been incorporated or installed in or attached to such Airframe or such Engine and that meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to such Airframe or any such Engine as above provided (except in the case of replacement property temporarily installed on an emergency basis), without further act, (i) the replaced Part shall thereupon be free and clear of the Lien of this Aircraft Security Agreement and of all rights and interests of the Security Agent (and the other beneficiaries hereof) and shall no longer be deemed a Part hereunder and (ii) such replacement Part shall become subject to the Lien of this Aircraft Security Agreement and be deemed a Part of such Airframe or such Engine for all purposes to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or such Engine. Upon request of the Company from time to time, the Security Agent (and, if the Company so requests, the Trustee) shall execute and deliver to the Company an appropriate instrument confirming the release of any such replaced Part from the Lien of this Aircraft Security Agreement.
     (b) Pooling of Parts. Any Part removed from such Airframe or any such Engine as provided in Section 7.04(a) may be subjected by the Company or a Person permitted to be in possession of such Aircraft to a pooling arrangement customary in the airline industry entered into in the ordinary course of the Company’s or such Person’s business; provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or such Engine in accordance with Section 7.04(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to such Airframe or any such Engine may be owned by any third party subject to such a pooling arrangement; provided that the Company, at its expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in the Company free and clear of all Liens (except Permitted Liens), or (ii) replaces such replacement Part by incorporating or installing in or attaching to such Airframe or such Engine a further replacement Part in the manner contemplated by Section 7.04(a).
     (c) Alterations, Modifications and Additions. The Company will make such alterations and modifications in and additions to such Airframe and each such Engine as may be required from time to time to meet the applicable requirements of the FAA or any applicable government of any other jurisdiction in which such Aircraft may then be registered; provided that the Company may, in good faith, contest the validity or

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application of any such requirement in any manner that does not involve any material risk of sale, loss or forfeiture of such Aircraft and does not adversely affect the Security Agent’s interest in the Aircraft Collateral. In addition, the Company, at its own expense, may from time to time add further parts or accessories and make or cause to be made such alterations and modifications in and additions to such Airframe or any such Engine as the Company may deem desirable in the proper conduct of its business, including, without limitation, removal (without replacement) of Parts, provided that no such alteration, modification or addition shall materially diminish the value or utility of such Airframe or such Engine below its value or utility, immediately prior to such alteration, modification or addition, assuming that such Airframe or such Engine was then in the condition required to be maintained by the terms of this Aircraft Security Agreement, except that the value (but not the utility) of such Airframe or such Engine may be reduced by the value of any such Parts that shall have been removed that the Company deems obsolete or no longer suitable or appropriate for use on such Airframe or such Engine. All Parts incorporated or installed in or attached or added to such Airframe or any such Engine as the result of such alteration, modification or addition shall be free and clear of any Liens, other than Permitted Liens, and shall, without further act, be subject to the Lien of this Aircraft Security Agreement. Notwithstanding the foregoing, the Company may, at any time, remove any Part from such Airframe or any such Engine if such Part: (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Airframe or such Engine at the time of delivery thereof to the Company or any Part in replacement of, or substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to such Airframe or such Engine pursuant to the first sentence of this Section 7.04(c) or Section 7.02(d) and (iii) can be removed from such Airframe or such Engine without materially diminishing the value or utility required to be maintained by the terms of this Aircraft Security Agreement that such Airframe or such Engine would have had had such Part never been installed on such Airframe or such Engine. Upon the removal by the Company of any Part as permitted by this Section 7.04(c), such removed Part shall, without further act, be free and clear of the Lien of this Aircraft Security Agreement and of all rights and interests of the Security Agent (and the other beneficiaries hereof) and shall no longer be deemed a Part hereunder. Upon request of the Company from time to time, the Security Agent (and, if the Company so requests, the Trustee) shall execute and deliver to the Company an appropriate instrument confirming the release of any such removed Part from the Lien of this Aircraft Security Agreement.
     (d) Substitution of Engines. The Company shall have the right at its option at any time, on at least 30 days’ prior written notice to the Security Agent, to substitute a Replacement Engine for any such Engine. In such event, and prior to the date of such substitution, the Company shall replace such Engine hereunder by complying with the

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terms of Section 7.05(b) to the same extent as if an Event of Loss had occurred with respect to such Engine.
     Section 7.05. Loss, Destruction or Requisition.
     (a) Event of Loss with Respect to such Airframe. Upon the occurrence of an Event of Loss with respect to such Airframe or such Airframe and any such Engine then installed thereon, the Company shall as promptly as practicable (and, in any event, within 15 days after such occurrence) give the Security Agent written notice of such Event of Loss, and, within 90 days after such Event of Loss, the Company shall give the Security Agent written notice of its election to perform one of the following options (it being agreed that if the Company shall not have given such notice of election within such 90-day period, the Company shall be deemed to have elected to perform the option set forth in the following clause (ii)). The Company may elect either to:
     (i) on or before the applicable Loss Payment Date (as defined below), substitute, as replacement for such Airframe or Airframe and Engines with respect to which an Event of Loss has occurred, a Replacement Airframe (together with a number of Replacement Engines equal to the number of such Engines, if any, with respect to which such Event of Loss occurred), such Replacement Airframe and Replacement Engines to be owned by the Company free and clear of all Liens (other than Permitted Liens); provided that if the Company shall not perform its obligation to effect such substitution under this clause (i) on or prior to such Loss Payment Date, then the Company shall on such Loss Payment Date redeem the Notes in part in accordance with Section 2.19(c) of the Indenture; or
     (ii) on or before such Loss Payment Date, redeem the Notes in part in accordance with Section 2.19(c) of the Indenture in respect of such Event of Loss. The Company shall give the Security Agent and the Trustee 20 days prior written notice if it elects to so redeem the Notes in part on any day prior to such Loss Payment Date.
     The “Loss Payment Date”, with respect to an Event of Loss, means the Business Day next succeeding the 120th day following the date of occurrence of such Event of Loss.
     If the Company elects to substitute a Replacement Airframe (or a Replacement Airframe and one or more Replacement Engines, as the case may be) the Company shall, at its sole expense, not later than the applicable Loss Payment Date, (A) cause an Aircraft Security Agreement Supplement for such Replacement Airframe and Replacement Engines, if any, to be delivered to the Security Agent for execution and, upon such

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execution, to be filed for recordation pursuant to the Transportation Code or the applicable laws of such other jurisdiction in which the applicable Aircraft may then be registered, (B) cause the sale of such Replacement Airframe and Replacement Engines, if any, to the Company (if occurring after February 28, 2006 and if the seller of such Replacement Airframe and Replacement Engines, if any, is “situated in” a country that has ratified the Cape Town Convention) and the International Interest created pursuant to such Aircraft Security Agreement Supplement in favor of the Security Agent with respect to such Replacement Airframe and Replacement Engines, if any, each to be registered on the International Registry as a sale or an International Interest, respectively; provided that if the seller of such Replacement Airframe and Replacement Engines, if any, is not situated in a country that has ratified the Cape Town Convention, the Company will use its reasonable efforts to cause the seller to register the contract of sale on the International Registry, (C) cause a financing statement or statements with respect to such Replacement Airframe and Replacement Engines, if any, or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect the Security Agent’s interest therein in the United States, or in any other jurisdiction in which the applicable Aircraft may then be registered, (D) furnish the Security Agent with an opinion of the Company’s counsel (which may be the Company’s General Counsel or such other internal counsel of the Company as shall be reasonably satisfactory to the Security Agent) addressed to the Security Agent to the effect that upon such replacement, such Replacement Airframe and Replacement Engines, if any, will be subject to the Lien of this Aircraft Security Agreement and addressing the matters set forth in clauses (A), (B) and (C), (E) furnish the Security Agent with a certificate of an independent aircraft engineer or appraiser, certifying that such Replacement Airframe and Replacement Engines, if any, have a value and utility (without regard to hours or cycles) at least equal to the applicable Airframe and Engines, if any, so replaced, assuming such Airframe and such Engines were in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss, (F) furnish the Security Agent with evidence of compliance with the insurance provisions of Section 7.06 with respect to such Replacement Airframe and Replacement Engines, if any, (G) furnish the Security Agent with a copy of the original bill of sale respecting such Replacement Airframe and a copy of the original bill of sale or, if the bill of sale is unavailable, other evidence of ownership reasonably satisfactory to the Security Agent (which may be a copy of an invoice or purchase order) respecting such Replacement Engines, if any, and (H) furnish the Security Agent with an opinion of the Company’s counsel (which may be the Company’s General Counsel or such other internal counsel of the Company as shall be reasonably satisfactory to the Security Agent) to the effect that the Security Agent will be entitled to the benefits of Section 1110 with respect to such Replacement Airframe; provided that (i) such opinion need not be delivered to the extent that the benefits of Section 1110 were not, by reason of a change in law or governmental or judicial

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interpretation thereof, available to the Security Agent with respect to the applicable Aircraft immediately prior to such substitution and (ii) such opinion may contain qualifications and assumptions of the tenor contained in the opinion of the Company’s counsel delivered pursuant to Section 7.01(g) of the Indenture on the applicable Aircraft Closing Date for such Aircraft and such other qualifications and assumptions as shall at the time be customary in opinions rendered in comparable circumstances.
     In the case of each Replacement Airframe or Replacement Airframe and one or more Replacement Engines subjected to the Lien of this Aircraft Security Agreement under this Section 7.05(a), promptly upon the recordation of an Aircraft Security Agreement Supplement covering such Replacement Airframe and Replacement Engines, if any, pursuant to the Transportation Code (or pursuant to the applicable law of such other jurisdiction in which such Replacement Airframe and Replacement Engines, if any, are registered), the Company will cause to be delivered to the Security Agent a favorable opinion of the Company’s counsel (which may be the Company’s General Counsel or such other internal counsel to the Company as shall be reasonably satisfactory to the Security Agent) addressed to the Security Agent as to the due registration of such Replacement Aircraft and the due recordation of such Aircraft Security Agreement Supplement or such other requisite documents or instruments, the registration with the International Registry of the sale of such Replacement Airframe and Replacement Engines, if any, to the Company (if occurring after February 28, 2006 and if the seller of such Replacement Airframe and Replacement Engines, if any, is “situated in” a country that has ratified the Cape Town Convention) and of the International Interests created pursuant such Aircraft Security Agreement Supplement with respect to such Replacement Airframe and Replacement Engines, if any, and the validity and perfection of the security interest in the applicable Replacement Aircraft granted to the Security Agent under this Aircraft Security Agreement.
     For all purposes hereof, upon the attachment of the Lien of this Aircraft Security Agreement thereto, such Replacement Airframe and Replacement Engine, if any, shall become part of the Aircraft Collateral, such Replacement Airframe shall be deemed an “Airframe” as defined herein, and each such Replacement Engine shall be deemed an “Engine” as defined herein. Upon compliance with clauses (A) through (H) of the second preceding paragraph, (i) such replaced Airframe and Engines (if any) installed thereon at the time such Event of Loss occurred, all proceeds (including, without limitation, insurance proceeds), the Warranty Rights in respect of such replaced Airframe and Engines (if any) and all rights relating to the foregoing shall be free and clear of the Lien of this Aircraft Security Agreement and of all rights and interests of the Security Agent (and the other beneficiaries hereof), (ii) the Security Agent (and, if the Company so requests, the Trustee) shall execute and deliver to the Company an appropriate

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instrument releasing such properties, rights, interests and privileges from the Lien of this Aircraft Security Agreement and assigning to the Company all claims against third Persons for damage to or loss of such Airframe and Engines arising from such Event of Loss, and (iii) each of the Security Agent and the Trustee will take such actions as may be required to be taken by the Security Agent or the Trustee, as the case may be, to cancel or release any International Interest of the Security Agent registered with the International Registry in relation to such Airframe and Engines, if any, with respect to which such Event of Loss occurred.
     In the event that, after an Event of Loss, the Company performs the option set forth in clause (ii) of the first paragraph of this Section 7.05(a), (i) the Aircraft that suffered such Event of Loss, all proceeds (including, without limitation, insurance proceeds), the Warranty Rights in respect of such Aircraft and all rights relating to the foregoing shall be free and clear of the Lien of this Aircraft Security Agreement and of all rights and interests of the Security Agent (and the other beneficiaries hereof), (ii) the Security Agent (and, if the Company so requests, the Trustee) shall execute and deliver to the Company an appropriate instrument releasing such properties, rights, interests and privileges from the Lien of this Aircraft Security Agreement and assigning to the Company all claims against third Persons for damage to or loss of such Aircraft arising from such Event of Loss, and (iii) each of the Security Agent and the Trustee will take such actions as may be required to be taken by the Security Agent or the Trustee, as the case may be, to cancel or release any International Interest of the Security Agent registered with the International Registry in relation to such Airframe and Engines, if any, with respect to which such Event of Loss occurred.
     (b) Event of Loss with Respect to any such Engine. Upon the occurrence of an Event of Loss with respect to any such Engine under circumstances in which there has not occurred an Event of Loss with respect to such Airframe, the Company shall give the Security Agent prompt written notice thereof within 15 days after the Company has determined that an Event of Loss has occurred with respect to such Engine and shall, within 120 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Aircraft Security Agreement, as replacement for the Engine with respect to which such Event of Loss occurred, a Replacement Engine free and clear of all Liens (other than Permitted Liens).
     Prior to or at the time of any replacement under this Section 7.05(b), the Company will (i) cause an Aircraft Security Agreement Supplement covering such Replacement Engine to be delivered to the Security Agent for execution and, upon such execution, to be filed for recordation pursuant to the Transportation Code or the applicable laws of any other jurisdiction in which such Aircraft may be registered, (ii) furnish the Security Agent

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with a copy of the original bill of sale or, if the bill of sale is unavailable, other evidence of ownership reasonably satisfactory to the Security Agent (which may be a copy of an invoice or purchase order) respecting such Replacement Engine, (iii) cause the sale of such Replacement Engine to the Company (if occurring after February 28, 2006 and if the seller of such Replacement Engine is “situated in” a country that has ratified the Cape Town Convention) and the International Interest created pursuant to such Aircraft Security Agreement Supplement in favor of the Security Agent with respect to such Replacement Engine, to be registered on the International Registry as a sale or an International Interest; provided that if the seller of such Replacement Engine is not situated in a country that has ratified the Cape Town Convention, the Company will use its reasonable efforts to cause the seller to register the contract of sale on the International Registry, (iv) cause a financing statement or statements with respect to such Replacement Engine or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect the Security Agent’s interest therein in the United States, or in such other jurisdiction in which such Engine may then be registered, (v) furnish the Security Agent with an opinion of the Company’s counsel (which may be the Company’s General Counsel or such other internal counsel to the Company as shall be reasonably satisfactory to the Security Agent) addressed to the Security Agent to the effect that, upon such replacement, such Replacement Engine will be subject to the Lien of this Aircraft Security Agreement, (vi) furnish the Security Agent with a certificate of an aircraft engineer or appraiser (who may be an employee of the Company) certifying that such Replacement Engine has a value and utility (without regard to hours or cycles) at least equal to the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss and (vii) furnish the Security Agent with evidence of compliance with the insurance provisions of Section 7.06 with respect to such Replacement Engine. In the case of each Replacement Engine subjected to the Lien of this Aircraft Security Agreement under this Section 7.05(b), promptly upon the recordation of an Aircraft Security Agreement Supplement covering such Replacement Engine pursuant to the Transportation Code (or pursuant to the applicable law of such other jurisdiction in which such Aircraft is registered), the Company will cause to be delivered to the Security Agent an opinion of counsel to the Company (which may be the Company’s General Counsel or such other internal counsel of the Company as shall be reasonably satisfactory to the Security Agent) addressed to the Security Agent as to the due recordation of such Aircraft Security Agreement Supplement or such other requisite documents or instruments, the registration with the International Registry of the sale of such Replacement Engine to Company (if occurring after February 28, 2006 and if the seller of such Replacement Engine is “situated in” a country that has ratified the Cape Town Convention) and of the International Interest created pursuant to such Aircraft Security Agreement Supplement with respect to such Replacement Engine, and the validity and perfection of the security

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interest in the Replacement Engine granted to the Security Agent under this Aircraft Security Agreement. For all purposes hereof, upon the attachment of the Lien of this Aircraft Security Agreement thereto, the Replacement Engine shall become part of the Aircraft Collateral and shall be deemed an “Engine” as defined herein. Upon compliance with clauses (i) through (vii) of this paragraph, (x) such replaced Engine, any proceeds (including, without limitation, insurance proceeds), the Warranty Rights in respect of such replaced Engine and all rights relating to any of the foregoing shall be free and clear of the Lien of this Aircraft Security Agreement and of all rights and interests of the Security Agent (and the other beneficiaries hereof), (y) the Security Agent (and, if the Company so requests, the Trustee) shall execute and deliver to the Company an appropriate instrument releasing such properties, rights, interests and privileges from the Lien of this Aircraft Security Agreement and assigning to the Company all claims against third Persons for damage to or loss of such Engine arising from the Event of Loss, and (z) each of the Security Agent and the Trustee will take such actions as may be required to be taken by the Security Agent or the Trustee, as applicable, to cancel or release any International Interest of the Security Agent registered with the International Registry in relation to the Engines with respect to which such Event of Loss occurred.
     (c) Application of Payments for Event of Loss from Requisition of Title or Use. Any payments (other than insurance proceeds the application of which is provided for in Section 7.06) received at any time by the Company, by the Security Agent or the Trustee from any government or other Person with respect to an Event of Loss to such Airframe or any such Engine, will be applied as follows:
     (i) if such payments are received with respect to such Airframe or such Airframe and the Engines installed on such Airframe that has been or is being replaced by the Company pursuant to Section 7.05(a), such payments shall be paid over to, or retained by, the Security Agent and upon completion of such replacement shall be paid over to, or retained by, the Company;
     (ii) (A) if such payments are received with respect to such Airframe or such Airframe and any Engines installed on such Airframe that has not been and will not be replaced pursuant to Section 7.05(a) and the Company has not yet paid the redemption price required to be paid by the Company pursuant to Section 2.19(c) of the Indenture, each of the Company and the Trustee shall pay over any such payments to the Security Agent, and, promptly upon receipt of such payments from any Person, after reimbursement of the Security Agent for its costs and expenses (provided that the aggregate amount of such costs and expenses so reimbursed shall not exceed the redemption price payable by the Company pursuant to Section 2.19(c) of the Indenture), the Security Agent shall (x)

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distribute so much of such payments as to not exceed the redemption price payable by the Company pursuant to Section 2.19(c) of the Indenture to the Trustee (and the Trustee hereby agrees to apply such amounts to the Company’s obligation pursuant to Section 2.19(c) of the Indenture to pay such redemption price) and (y) pay over the balance, if any, of such payments remaining thereafter to the Company or its designee; or (B) if such payments are received with respect to such Airframe or such Airframe and any Engines installed on such Airframe that has not been and will not be replaced pursuant to Section 7.05(a) and the Company has already paid the redemption price required to be paid by the Company pursuant to Section 2.19(c) of the Indenture, after reimbursement of the Security Agent for its costs and expenses (provided that the aggregate amount of such costs and expenses so reimbursed shall not exceed the redemption price payable by the Company pursuant to Section 2.19(c) of the Indenture), such payments shall be paid over to, or retained by, the Company or its designee; and
     (iii) if such payments are received with respect to any such Engine with regard to which an Event of Loss has occurred as contemplated by Section 7.05(b), so much of such payments remaining after reimbursement of the Security Agent for costs and expenses shall be paid over to, or retained by, the Company; provided that the Company shall have fully performed the terms of Section 7.05(b) with respect to the Event of Loss for which such payments are made.
     (d) Requisition for Use by the Government of such Airframe and the Engines Installed Thereon. In the event of the requisition for use by any government, including, without limitation, pursuant to the CRAF Program, of such Airframe and such Engines or engines installed on such Airframe that does not constitute an Event of Loss, the Company shall promptly notify the Security Agent and all of the Company’s rights and obligations under this Aircraft Security Agreement with respect to such Airframe and such Engines shall continue to the same extent as if such requisition had not occurred; provided that, notwithstanding the foregoing, the Company’s obligations other than payment obligations shall only continue to the extent feasible. All payments received by the Company or the Security Agent from such government for such use of such Airframe and Engines or engines shall be paid over to, or retained by, the Company.
     (e) Requisition for Use by the Government of any such Engine Not Installed on such Airframe. In the event of the requisition for use by any government of any such Engine not then installed on such Airframe, the Company will replace such Engine by complying with the terms of Section 7.05(b) to the same extent as if an Event of Loss had occurred with respect to such Engine. Upon such replacement, any payments received by

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the Company or the Security Agent from such government with respect to such requisition shall be paid over to, or retained by, the Company.
     (f) Application of Payments During Existence of Event of Default. Any amount referred to in Section 7.05 that is payable to or retainable by the Company shall not be paid to or retained by the Company if at the time of such payment or retention an Event of Default or Payment Default shall have occurred and be continuing, but shall be held by or paid over to the Security Agent as security for the obligations of the Company under this Aircraft Security Agreement and the Indenture. At such time as there shall not be continuing any such Event of Default or Payment Default, such amount shall be paid to the Company.
     Section 7.06. Insurance.
     (a) Aircraft Liability Insurance.
     (i) Except as provided in clause (ii) of this subsection (a), and subject to the rights of the Company to establish and maintain self-insurance in the manner and to the extent specified in Section 7.06(c), the Company will carry, or cause to be carried, at no expense to the Security Agent or the Trustee, aircraft liability insurance (including, but not limited to, bodily injury, personal injury and property damage liability, exclusive of manufacturer’s product liability insurance) and contractual liability insurance with respect to such Aircraft (A) in amounts that are not less than the aircraft liability insurance applicable to similar aircraft and engines in the Company’s fleet on which the Company carries insurance (or, in the case of a lease to a Permitted Lessee, in such Permitted Lessee’s fleet on which such Permitted Lessee carries insurance); provided that such liability insurance (including self-insurance specified in Section 7.06(c)) shall not be less than the amount with respect to such Aircraft certified in the insurance report delivered to the Security Agent on the applicable Aircraft Closing Date for such Aircraft, (B) of the type usually carried by corporations engaged in the same or similar business, similarly situated with the Company or such Permitted Lessee, as the case may be, and owning or operating similar aircraft and engines and covering risks of the kind customarily insured against by the Company or such Permitted Lessee, as the case may be, and (C) that is maintained in effect with insurers of recognized responsibility; provided that the Company will carry, or cause to be carried, at no expense to the Security Agent, aircraft liability war risk and allied perils insurance if and to the extent the same is maintained by the Company or such Permitted Lessee, as the case may be, with respect to other aircraft operated by the Company or such Permitted Lessee, as the case may be, on the same or similar routes. With respect to such Aircraft, any policies of

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insurance carried in accordance with this Section 7.06(a) and any policies taken out in substitution or replacement for any of such policies shall (A) name the Security Agent and the Trustee as their Interests (as defined below in this Section 7.06) may appear, as additional insureds (the “Specified Persons”), (B) subject to the conditions of clause (C) below, provide that, in respect of the interests of the Specified Persons in such policies, the insurance shall not be invalidated by any action or inaction of the Company (or any Permitted Lessee) and shall insure the Specified Persons’ Interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or any Permitted Lessee), (C) provide that, except to the extent not provided for by the war risk and allied perils insurance provider, if such insurance is canceled for any reason whatever, or if any change is made in the policy that materially reduces the amount of insurance or the coverage certified in the insurance report delivered on the applicable Aircraft Closing Date for such Aircraft to the Security Agent, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Specified Person for 30 days (seven days, or such other period as is customarily available in the industry, in the case of any war risk or allied perils coverage) after receipt by such Specified Person of written notice from such insurers of such cancellation, change or lapse, (D) provide that the Specified Persons shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) provide that the insurers shall waive any rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Specified Persons to the extent of any moneys due to the Specified Persons and (2) subrogation against the Specified Persons to the extent that the Company has waived its rights by its agreements to indemnify the Specified Persons pursuant to the Operative Documents, (F) be primary without right of contribution from any other insurance that may be carried by each Specified Person with respect to its Interests as such in such Aircraft and (G) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. “Interests” as used in this Section 7.06(a) and in Section 7.06(b) with respect to any Person means the interests of such Person in the transactions contemplated by the Operative Documents. In the case of a lease or contract with any government in respect of such Aircraft or any such Engine, or in the case of any requisition for use of such Aircraft or any such Engine by any government, a valid agreement by such government to indemnify the Company, or an insurance policy issued by such government, against any of the risks that the Company is required hereunder to insure against shall be considered adequate insurance for purposes of this

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Section 7.06(a) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance. To the extent that the war risk and allied perils insurance provider does not provide for provision of direct notice to each Specified Person of cancellation, change or lapse in the insurance required hereunder, the Company hereby agrees that upon receipt of notice of any thereof from such insurance provider it shall give each Specified Person immediate notice of each cancellation or lapse of, or material change to, such insurance.
     (ii) During any period that such Airframe or any such Engine, as the case may be, is on the ground and not in operation, the Company may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent permitted by Section 7.06(c), insurance otherwise conforming with the provisions of said clause (i) except that: (A) the amounts of coverage shall not be required to exceed the amounts of airline liability insurance from time to time applicable to airframes or engines owned or leased by the Company (or, in the case of a lease to a Permitted Lessee, such Permitted Lessee) of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to airframes or engines owned or leased by the Company (or such Permitted Lessee) of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation.
(b) Insurance Against Loss or Damage to Aircraft.
     (i) Except as provided in clause (ii) of this subsection (b), and subject to the rights of the Company to establish and maintain self-insurance in the manner and to the extent specified in Section 7.06(c), the Company shall maintain, or cause to be maintained, in effect with insurers of recognized responsibility, at no expense to the Security Agent or the Trustee, all-risk aircraft hull insurance covering such Aircraft and all-risk coverage with respect to any such Engines or Parts while removed from such Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by the Company (or, in the case of a lease to a Permitted Lessee, such Permitted Lessee) with respect to other aircraft operated by the Company or such Permitted Lessee, as the case may be, on the same or similar routes) that is of the type usually carried by corporations engaged in the same or similar business and similarly situated with the Company or such Permitted Lessee, as the case may be; provided that (A) such insurance (including the permitted self-insurance) shall at all times while such Aircraft is subject to this Aircraft Security Agreement be

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for an amount not less than 110% of the applicable Allocable Portion with respect to such Aircraft from time to time and (B) such insurance need not cover any such Engine while attached to an airframe not owned, leased or operated by the Company, provided that such Engine is covered by a separate policy of insurance. With respect to such Aircraft, any policies carried in accordance with this Section 7.06(b) and any policies taken out in substitution or replacement for any such policies shall (A) provide that (I) any insurance proceeds up to an amount equal to the applicable Allocable Portion with respect to such Aircraft from time to time, together with accrued but unpaid interest thereon, plus an amount equal to the interest that would accrue on such Allocable Portion at the Debt Rate in effect on the date of payment of such insurance proceeds to the Security Agent (as provided for in this sentence) during the period commencing on the day following the date of such payment to the Security Agent and ending on the applicable Loss Payment Date (the sum of such three amounts, with respect to such Aircraft, being the “Loan Amount” for such Aircraft), payable for any loss or damage constituting an Event of Loss with respect to such Aircraft, and (II) any insurance proceeds in excess of the amount set forth on Exhibit C with respect to the aircraft type of such Aircraft up to the amount of the applicable Loan Amount for such Aircraft for any loss or damage to such Aircraft (or Engines relating to such Aircraft) not constituting an Event of Loss with respect to such Aircraft, shall be paid to the Security Agent as long as this Aircraft Security Agreement shall not have been discharged, and that all other amounts shall be payable to the Company, unless the insurer shall have received notice that an Event of Default exists, in which case all insurance proceeds for any loss or damage to such Aircraft (or such Engines) up to the amount of such Loan Amount shall be payable to the Security Agent, (B) subject to the conditions of clause (C) below, provide that, in respect of the interests of the Specified Persons in such policies, the insurance shall not be invalidated by any action or inaction of the Company (or any Permitted Lessee) and shall insure the Specified Persons’ Interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or any Permitted Lessee), (C) provide that, except to the extent not provided by the war risk and allied perils insurance provider, if such insurance is canceled for any reason whatsoever, or if any change is made in the policy that materially reduces the amount of insurance or the coverage certified in the insurance report delivered on the applicable Aircraft Closing Date for such Aircraft to the Security Agent, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Specified Persons for 30 days (seven days, or such other period as is customarily available in the industry, in the case of war risk or allied perils coverage) after receipt by the Specified Persons of written

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notice from such insurers of such cancellation, change or lapse, (D) provide that the Specified Persons shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) provide that the insurers shall waive rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Specified Persons to the extent of any moneys due to the Specified Persons and (2) subrogation against the Specified Persons to the extent the Company has waived its rights by its agreement to indemnify the Specified Persons pursuant to the Operative Documents, and (F) be primary without right of contribution from any other insurance that may be carried by any Specified Person with respect to its Interests as such in such Aircraft. In the case of a lease or contract with any government in respect of such Aircraft or any such Engine, or in the case of any requisition for use of such Aircraft or any such Engine by any government, a valid agreement by such government to indemnify the Company, or an insurance policy issued by such government, against any risks which the Company is required hereunder to insure against shall be considered adequate insurance for purposes of this Section 7.06(b) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance. To the extent that the war risk and allied perils insurance provider does not provide for provision of direct notice to each Specified Person of cancellation, change or lapse in the insurance required hereunder, the Company hereby agrees that upon receipt of notice of any thereof from such insurance provider it shall give each Specified Person immediate notice of each cancellation or lapse of, or material change to, such insurance.
     (ii) During any period that such Airframe or any such Engine is on the ground and not in operation, the Company may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent permitted by Section 7.06(c), insurance otherwise conforming with the provisions of said clause (i) except that the scope of the risks covered and the type of insurance shall be the same as from time to time applicable to airframes or engines owned or leased by the Company (or, if a lease is then in effect, by the Permitted Lessee) of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation; provided that, subject to self-insurance to the extent permitted by Section 7.06(c), the Company (or such Permitted Lessee) shall maintain insurance against risk of loss or damage to such non-operating Airframe in an amount at least equal to 110% of the applicable Allocable Portion with respect to such Aircraft from time to time during such period that such Airframe is on the ground and not in operation.

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     (c) Self-Insurance. The Company may from time-to-time self-insure, by way of deductible, self-insured retention, premium adjustment or franchise or otherwise (including, with respect to insurance maintained pursuant to Section 7.06(a) or Section 7.06(b), insuring for a maximum amount that is less than the amounts set forth in Section 7.06(a) and Section 7.06(b)), the risks required to be insured against pursuant to Section 7.06(a) and Section 7.06(b) with respect to such Aircraft, but in no case shall the self-insurance with respect to all of the aircraft and engines in the Company’s fleet (including, without limitation, such Aircraft) exceed for any 12-month policy year 1% of the average aggregate insurable value (for the preceding policy year) of all aircraft (including, without limitation, such Aircraft) on which the Company carries insurance, unless an insurance broker of national standing shall certify that the standard among all other major United States airlines is a higher level of self-insurance, in which case the Company may self-insure such Aircraft to such higher level. In addition to the foregoing right to self-insure, the Company may self-insure to the extent of (1) any deductible per occurrence that, in the case of such Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling or (2) any applicable mandatory minimum per aircraft (or if applicable per annum or other period) hull or liability insurance deductibles imposed by the aircraft or hull liability insurers.
     (d) Application of Insurance Payments. All losses will be adjusted by the Company with the insurers. As among the Security Agent, the Trustee and the Company it is agreed that, with respect to such Aircraft, all insurance payments received under policies required to be maintained by the Company hereunder, exclusive of any payments received in excess of the applicable Loan Amount for such Aircraft, as the result of the occurrence of an Event of Loss with respect to such Airframe or any such Engine related to such Airframe will be applied as follows:
     (i) if such payments are received with respect to such Airframe or such Airframe and any Engines installed on such Airframe that has been or is being replaced by the Company pursuant to Section 7.05(a), such payments shall be paid over to, or retained by, the Security Agent and upon completion of such replacement shall be paid over to, or retained by, the Company;
     (ii) (A) if such payments are received with respect to such Airframe or such Airframe and any Engines installed on such Airframe that has not been and will not be replaced pursuant to Section 7.05(a) and the Company has not yet paid the redemption price required to be paid by the Company pursuant to Section 2.19(c) of the Indenture, each of the Company and the Trustee shall pay over any such payments to the Security Agent, and, promptly upon receipt of such

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payments from any Person, after reimbursement of the Security Agent for its costs and expenses (provided that the aggregate amount of such costs and expenses so reimbursed shall not exceed the redemption price payable by the Company pursuant to Section 2.19(c) of the Indenture), the Security Agent shall (x) distribute so much of such payments as to not exceed the redemption price payable by the Company pursuant to Section 2.19(c) of the Indenture to the Trustee (and the Trustee hereby agrees to apply such amounts to the Company’s obligation pursuant to Section 2.19(c) of the Indenture to pay such redemption price) and (y) pay over the balance, if any, of such payments remaining thereafter to the Company or its designee; or (B) if such payments are received with respect to such Airframe or such Airframe and any Engines installed on such Airframe that has not been and will not be replaced pursuant to Section 7.05(a) and the Company has already paid the redemption price required to be paid by the Company pursuant to Section 2.19(c) of the Indenture, after reimbursement of the Security Agent for its costs and expenses (provided that the aggregate amount of such costs and expenses so reimbursed shall not exceed the redemption price payable by the Company pursuant to Section 2.19(c) of the Indenture), such payments shall be paid over to, or retained by, the Company or its designee; and
     (iii) if such payments are received with respect to any such Engine with regard to which an Event of Loss contemplated by Section 7.05(b) has occurred, so much of such payments remaining after reimbursement of the Security Agent for its costs and expenses shall be paid over to, or retained by, the Company or its designee; provided that the Company shall have fully performed its obligations under Section 7.05(b) with respect to the Event of Loss for which such payments are made.
     In all events, (x) the insurance payment of any property damage or loss with respect to property other than such Airframe or any such Engine received under policies maintained by the Company, and (y) the insurance payment for any loss or damage to such Aircraft in excess of the applicable Loan Amount for such Aircraft, shall be paid to the Company or its designee.
     The insurance payments for any loss or damage to such Airframe or any such Engine not constituting an Event of Loss with respect to such Airframe or such Engine will be applied in payment (or to reimburse the Company) for repairs or for replacement property in accordance with the terms of Section 7.02 and Section 7.04, and any balance remaining after compliance with such Sections with respect to such loss or damage shall be paid to the Company or its designee. Any amount referred to in the preceding sentence or in clause (i) or (iii) of the second preceding paragraph that is payable to the

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Company or its designee shall not be paid to the Company (or, if it has been previously paid directly to the Company, shall not be retained by the Company) if at the time of such payment an Event of Default or Payment Default shall have occurred and be continuing, but shall be paid to and, subject to Section 5.06, held by the Security Agent as security for the obligations of the Company under this Aircraft Security Agreement and the Indenture, and at such time as there shall not be continuing any such Event of Default or Payment Default, such amount shall be paid to the Company or its designee.
     (e) Reports, Etc. On or before the applicable Aircraft Closing Date for such Aircraft and annually upon renewal of the Company’s insurance coverage, the Company will furnish to the Security Agent a report signed by a firm of independent aircraft insurance brokers appointed by the Company (which firm may be in the regular employ of the Company), stating the opinion of such firm that the commercial hull and liability insurance then carried and maintained on such Aircraft complies with the terms hereof; provided that all information contained in such report shall be Confidential Information and shall be treated by each of the Security Agent and the Trustee and each of their affiliates and officers, directors, sub-agents and employees in accordance with the provisions of Section 13.18 of the Indenture. The Company will cause such firm to agree to advise the Security Agent in writing of any act or omission on the part of the Company of which such firm has knowledge that might invalidate or render unenforceable, in whole or in part, any insurance on such Aircraft. The Company will also cause such firm to advise the Security Agent in writing as promptly as practicable after such firm acquires knowledge that an interruption of any insurance carried and maintained on such Aircraft pursuant to this Section 7.06 will occur. Such information may only be provided to other Persons in accordance with Section 13.18 of the Indenture.
     (f) Salvage Rights. All salvage rights to such Airframe and each such Engine shall remain with the Company’s insurers at all times, and any insurance policies of the Security Agent insuring such Airframe or any such Engine shall provide for a release to the Company of any and all salvage rights in and to such Airframe or any such Engine.
     (g) Right to Pay Premium. In the event of cancellation of any insurance required to be maintained hereunder due to the nonpayment of premiums, the Security Agent shall have the option, in its sole discretion, to pay any such premium in respect to such Aircraft that is due in respect of the coverage pursuant to this Aircraft Security Agreement and to maintain such coverage, as the Security Agent may require, until the scheduled expiry date of such insurance and, in such event, the Company shall, upon demand, reimburse the Security Agent for amounts so paid by it.
     (h) Insurance for Own Account. Nothing in this Section 7.06 shall limit or prohibit (i) the Company from maintaining the policies of insurance required pursuant to

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this Section 7.06 with higher limits than those specified herein or (ii) the Security Agent or the Company from obtaining insurance for its own account, and at its sole expense, with respect to such Airframe or any such Engine (and any proceeds payable under such insurance shall be payable as provided in the insurance policy relating thereto); provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or amounts payable under, or increase the premiums for, any insurance required to be maintained pursuant to this Section 7.06 or any other insurance maintained by the Company (or any Permitted Lessee) with respect to such Aircraft or any other aircraft in the Company’s (or such Permitted Lessee’s) fleet.
ARTICLE VIII
RESIGNATION AND REPLACEMENT
OF SECURITY AGENT, ETC.
     Section 8.01. Resignation and Replacement of Security Agent.
     (a) General. The Security Agent may resign by so notifying the Company and the Trustee in writing. If U.S. Bank or a successor Trustee under the Indenture resigns as Trustee under the Indenture or is otherwise no longer the Trustee under the Indenture, U.S. Bank or such successor Trustee, as the case may be, shall resign and be replaced as Security Agent hereunder by the institution acting as successor Trustee under the Indenture as promptly as practicable and in accordance with this Section 8.01. In addition, the Security Agent may be removed and replaced with a successor Security Agent in accordance with the second sentence of Section 5.09 of the Indenture.
     (b) Acceptance of Appointment by Successor and Transfer of Rights, Etc. A successor Security Agent shall execute and deliver a written acceptance of its appointment to the retiring Security Agent and to the Company. Immediately after that, the resignation or removal of the retiring Security Agent shall become effective, and the successor Security Agent shall succeed to and become vested with all the rights, powers and duties of the Security Agent under this Aircraft Security Agreement. On request of the Company or the successor Security Agent, the retiring Security Agent shall execute and deliver an instrument transferring to such successor Security Agent all such rights, power and duties of the retiring Security Agent and shall duly and promptly assign, transfer and deliver all property and all books and records (or true, correct and complete copies thereof), held by the retiring Security Agent in its capacity as Security Agent. Upon request of any such successor Security Agent, the Company, the retiring Security Agent and such successor Security Agent shall execute and deliver and any all instruments containing such provisions as shall be necessary or desirable to transfer and

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confirm to, and for more fully and certainly vesting in, such successor Security Agent, all such rights powers and duties.
     (c) Resignation or Removal Not Effective Until Acceptance of Appointment by a Successor; Right to Petition Court for Appointment of a Successor. No resignation or removal of the Security Agent and no appointment of a successor Security Agent, pursuant to this Article VIII, shall become effective until the acceptance of appointment by the successor Security Agent under this Section 8.01. If a successor Security Agent does not take office within 60 days after the retiring Security Agent resigns or is removed, the retiring Security Agent, the Company or the Noteholders of at least 10% in aggregate principal amount of the Notes Outstanding may petition any court of competent jurisdiction for the appointment of a successor Security Agent.
     (d) Continuing Benefit. After any retiring Security Agent’s resignation or removal, the provisions of this Aircraft Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Aircraft Security Agreement while it was Security Agent.
     (e) Eligibility. The Security Agent shall be a Citizen of the United States (without the use of a voting trust) and a bank, trust company or other financial institution organized and doing business under the laws of the United States or any state thereof or the District of Columbia, and shall have a combined capital and surplus of at least $50,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereinafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States or any state or territory thereof or the District of Columbia and having a combined capital and surplus of at least $50,000,000), as set forth in its most recent, published annual report of condition. The Security Agent shall satisfy and comply with any applicable requirements of the TIA.
     (f) Right to Petition Court for Removal of the Security Agent. If the Security Agent fails to comply with Section 8.01(e), any Noteholder may petition any court of competent jurisdiction for the removal of the Security Agent and the appointment of a successor Security Agent.
     Section 8.02. Appointment of Additional and Separate Security Agents.
     (a) Circumstances of, and Procedures for, Appointment. Whenever (i) the Security Agent shall deem it necessary or desirable in order to conform to any law of any jurisdiction in which all or any part of the Aircraft Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Aircraft Collateral,

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any Operative Document or any of the transactions contemplated by the Operative Documents, (ii) the Security Agent shall be advised by counsel satisfactory to it that it is necessary or prudent in the interests of the Noteholders (and the Security Agent shall so advise the Company) or (iii) the Security Agent shall have been requested to do so by a Majority in Interest of Noteholders, then in any such case, the Security Agent and, upon the written request of the Security Agent, the Company, shall execute and deliver a security agreement supplement and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more banks or trust companies or corporations meeting the requirements of Section 8.01(e) and approved by the Security Agent, either to act jointly with the Security Agent as additional security agent or security agents with respect to all or any part of the Aircraft Collateral or to act as separate security agent or security agents with respect to all or any part of the Aircraft Collateral, in each case with such rights, powers, duties and obligations consistent with this Aircraft Security Agreement as may be provided in such supplemental security agreement or other instruments as the Security Agent or the Trustee may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate security agent, subject in each case to the remaining provisions of this Section 8.02. If no Event of Default has occurred and is continuing, no additional or supplemental security agent shall be appointed without the Company’s consent. If the Company shall not have taken any action requested of it under this Section 8.02(a) that is required by its terms within 15 days of a written request from the Security Agent to do so, or if an Event of Default shall have occurred and be continuing, the Security Agent may act under the foregoing provisions of this Section 8.02(a) without the concurrence of the Company, and, to the extent permitted by applicable law, the Company hereby irrevocably appoints (which appointment is coupled with an interest) the Security Agent as its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 8.02(a). The Security Agent may, in such capacity, execute, deliver and perform any such security agreement supplement, or any such instrument, as may be required for the appointment of any such additional or separate security agent or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate security agent, subject in each case to the remaining provisions of this Section 8.02. In case any additional or separate security agent appointed under this Section 8.02(a) shall become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate security agent shall revert to the Security Agent until a successor additional or separate security agent is appointed as provided in this Section 8.02(a).
     (b) Powers of Additional or Separate Security Agents. No additional or separate security agent shall be entitled to exercise any of the rights, powers, duties and

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obligations conferred upon the Security Agent in respect of the custody, investment and payment of monies and all monies received by any such additional or separate security agent from or constituting part of the Aircraft Collateral or otherwise payable under any Operative Documents to the Security Agent shall be promptly paid over by it to the Security Agent. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate security agent shall be exercised or performed by the Security Agent and such additional or separate security agent jointly except to the extent that applicable law of any jurisdiction in which any particular act is to be performed renders the Security Agent incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Aircraft Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate security agent. No additional or separate security agent shall take any discretionary action except on the instructions of the Security Agent or the Trustee. No security agent hereunder shall be personally liable by reason of any act or omission of any other security agent hereunder, except that the Security Agent shall be liable for the consequences of its lack of reasonable care in selecting, and the Security Agent’s own actions in acting with, any additional or separate security agent. Each additional or separate security agent appointed pursuant to this Section 8.02 shall be subject to, and shall have the benefit of Article IV, Article V, Article VI, Article VIII, Article IX and Article X hereof insofar as they apply to the Security Agent. The powers of any additional or separate security agent appointed pursuant to this Section 8.02 shall not in any case exceed those of the Security Agent hereunder.
     (c) Removal of Additional or Separate Security Agents. If at any time the Security Agent shall deem it no longer necessary or desirable to continue the appointment of any additional or separate security agent or in the event that the Security Agent shall have been requested to do so in writing by a Majority in Interest of Noteholders, the Security Agent and, upon the written request of the Security Agent, the Company, shall execute and deliver a security agreement supplement and all other instruments and agreements necessary or proper to remove any additional or separate security agent. The Security Agent may act on behalf of the Company under this Section 8.02(c) when and to the extent it could so act under Section 8.02(a) hereof. The Company may remove an additional or separate security agent if:
     (i) such security agent fails to comply with Section 8.2(e) hereof;
     (ii) such security agent is adjudged a bankrupt or an insolvent;
     (iii) a receiver or other public officer takes charge of such security agent or its property or affairs;

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     (iv) such security agent becomes incapable of acting; or
     (v) no Default or Event of Default has occurred and is continuing and the Company determines in good faith to remove such security agent.
     Section 8.03. Successor Security Agent by Merger, etc. If the Security Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving, succeeding or transferee Person without any further act shall be the successor Security Agent (provided that such successor Person shall be otherwise qualified and eligible under this Article VIII), without the execution or filing of any paper or any further act on the part of any of the parties hereto.
ARTICLE IX
CERTAIN COVENANTS; DISPOSITION, SUBSTITUTION
AND RELEASE OF AIRCRAFT COLLATERAL
Section 9.01. Certain Covenants of the Company.
     (a) Obligations under the Notes and Other Operative Documents. The Company agrees to pay, perform and observe all of the agreements, covenants and obligations of the Company set forth in the Notes and the other Operative Documents (it being agreed that this Section 9.01(a) shall not restrict the ability to amend, modify or supplement, or waive compliance with, the Notes or any other Operative Document in accordance with the terms thereof). Without limiting the effect of any of the Operative Documents and for the avoidance of doubt, it is acknowledged and agreed by each of the parties hereto that the Company’s obligations under the Notes and the other Operative Documents constitute “obligations of the debtor” under this security agreement for purposes of 11 U.S.C. Section 1110(a)(2).
     (b) Further Assurances. On and after the date hereof, the Company will cause to be done, executed, acknowledged and delivered such further acts, conveyances and assurances as the Security Agent shall reasonably request for accomplishing the purposes of this Aircraft Security Agreement; provided that any instrument or other document so executed by the Company will not expand any obligations or limit any rights of the Company in respect of the transactions contemplated by the Operative Documents.

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     (c) Filing and Recordation of this Aircraft Security Agreement; Registration of International Interests. The Company, at its own expense, will cause this Aircraft Security Agreement (with each Aircraft Security Supplement covering an Aircraft being subjected to the Lien of this Aircraft Security Agreement attached) to be promptly filed and recorded, or filed for recording, with the FAA to the extent permitted under the Transportation Code and the rules and regulations of the FAA thereunder. In addition, on or prior to each Aircraft Closing Date, the Company will cause the registration of the International Interests (or Prospective International Interests) created under this Aircraft Security Agreement (as supplemented by each Aircraft Security Agreement Supplement covering an Aircraft being subjected to the Lien of this Aircraft Security Agreement on such Aircraft Closing Date) to be effected on the International Registry in accordance with the Cape Town Treaty, and shall, as and to the extent applicable, consent to such registration upon the issuance of a request for such consent by the International Registry.
     (d) Maintenance of Filings. The Company, at its expense, will take, or cause to be taken, such action with respect to the due and timely recording, filing, re-recording and refiling of this Aircraft Security Agreement and any financing statements and any continuation statements or other instruments as are necessary to maintain, so long as this Aircraft Security Agreement is in effect, the perfection of the security interests created by this Aircraft Security Agreement or will furnish the Security Agent timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Security Agent to take such action. In addition, with respect to each Aircraft, the Company will pay any and all recording, stamp and other similar taxes payable in the United States, and in any other jurisdiction where such Aircraft is registered, in connection with the execution, delivery, recording, filing, re-recording and refiling of this Aircraft Security Agreement or any such financing statements or other instruments. The Company will notify the Security Agent of any change in its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.
     (e) Section 1110. The Company shall, for as long as and to the extent required under Section 1110 in order that the Security Agent shall be entitled to any of the benefits of Section 1110 with respect to each Aircraft, remain a Certificated Air Carrier.

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     Section 9.02. Certain Covenants of the Security Agent and the Trustee.
     (a) Continuing Registration and Re-Registration. Each of the Security Agent and the Trustee agrees to execute and deliver, at the Company’s expense, all such documents and consents as the Company may reasonably request for the purpose of continuing the registration of any Aircraft at the FAA in the Company’s name or for the purpose of registering or maintaining any registration on the International Registry in respect of such Aircraft. In addition, each of the Security Agent and the Trustee agrees, for the benefit of the Company, to cooperate with the Company in effecting any foreign registration of any such Aircraft pursuant to Section 7.02(e) hereof; provided that prior to any such change in the country of registry of such Aircraft the conditions set forth in Section 7.02(e) hereof are met to the reasonable satisfaction of, or waived by, the Security Agent.
     (b) Quiet Enjoyment. Each of the Security Agent and the Trustee agrees, with respect to each Aircraft, that, unless an Event of Default shall have occurred and be continuing, it shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) take any action contrary to, or otherwise in any way interfere with or disturb (and then only in accordance with this Aircraft Security Agreement), the quiet enjoyment of the use and possession of such Aircraft, the related Airframe, any related Engine or any Part thereof by the Company or any transferee of any interest in any thereof permitted under this Aircraft Security Agreement.
     (c) Cooperation. Each of the Security Agent and the Trustee will cooperate with the Company in connection with the recording, filing, re-recording and re-filing of this Aircraft Security Agreement and any Aircraft Security Agreement Supplements and any financing statements or other documents as are necessary to maintain the perfection hereof or otherwise protect the security interests created hereby.
     Section 9.03. Disposition, Substitution and Release of Aircraft Collateral. The following provisions shall apply from and after the time the Indenture is qualified under the TIA:
     (a) Parts. Any Parts and alterations, improvements and modifications in or additions to any Aircraft shall, to the extent required or specified by this Aircraft Security Agreement, become subject to the Lien of this Aircraft Security Agreement; provided that, to the extent permitted by and as provided in Section 7.04 hereof, the Company shall have the right, at any time and from time to time, without any release from or consent by the Security Agent, to remove, replace and pool Parts and to make alterations, improvements and modifications in, and additions to, any Aircraft. The Security Agent agrees that, to the extent permitted

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by and as provided in Section 7.04 hereof, title to any such removed or replaced Part shall vest in the Company. The Security Agent shall from time to time execute an appropriate written instrument or instruments to confirm the release of the security interest of the Security Agent in any Part as provided in Section 7.04 hereof, in each case upon receipt by the Security Agent of a Request stating that such action was duly taken by the Company in conformity with such Section 7.04 and that the execution of such written instrument or instruments is appropriate to evidence such release of a security interest under such Section 7.04.
     (b) Substitution upon an Event of Loss Occurring to an Airframe or Engines or upon Substitution of an Engine. Upon (i) the occurrence of an Event of Loss occurring to any Airframe or Engine, or (ii) a substitution of an Engine, the Company may, in the case of an Event of Loss which has occurred to an Airframe, or shall, in the case of an Event of Loss which has occurred to or substitution with respect to an Engine, substitute an airframe or engine, as the case may be, in which case, upon satisfaction of all conditions to such substitution specified in Section 7.05 hereof and the additional conditions specified in Section 9.03(c), if applicable, the Trustee shall cause the Security Agent to execute and deliver the applicable release documents described in Section 7.05 hereof.
     (c) Release Certificate. The Security Agent’s release of all of its right, interest and lien in and to an Airframe or Engine, as provided for in Section 9.03(b), shall be subject to the condition that the Security Agent shall have received (i) a certificate of an engineer, appraiser or other expert stating the fair value to the Company of the airframe or engine to be substituted for such Airframe or Engine; provided that (x) such certificate shall be prepared by an Independent engineer, appraiser or other expert if within six months prior to the date of acquisition of such airframe or engine by the Company, such airframe or engine has been used or operated by a Person or Persons other than the Company, in a business similar to that in which such Airframe or Engine, as the case may be, has been or is to be operated by the Company, but (y) such certificate of an Independent engineer, appraiser or other expert shall not be required in the case of any such substitution if the fair value to the Company of the airframe or engine to be so substituted as set forth in the certificate required by this clause (i) is less than $25,000 or less than 1% of the aggregate principal amount of the Notes at the time Outstanding; and (ii) a certificate of an engineer, appraiser or other expert as to the fair value of such Airframe or Engine, as the case may be, to be released from the Lien of this Aircraft Security Agreement and stating that in the opinion of such Person the proposed release will not impair the security under this Aircraft Security Agreement in contravention of the provisions hereof; provided

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that (x) such certificate shall be prepared by an Independent engineer, appraiser or other expert if the fair value of such Airframe or Engine, as the case may be, to be released from the lien of this Aircraft Security Agreement and of all other property and securities released since the commencement of the then current calendar year, as set forth in the certificates required by Section 314(d)(1) of the TIA, is 10% or more of the aggregate principal amount of the Notes at the time Outstanding, but (y) such certificate of an Independent engineer, appraiser or other expert shall not be required in the case of any such release of an Airframe or Engine if the fair value of such Airframe or Engine as set forth in the certificate required by this clause (ii) is less than $25,000 or less than 1% of the aggregate principal amount of the Notes at the time Outstanding.
     (d) General. The release of any portion of the Aircraft Collateral from the terms of this Aircraft Security Agreement will not be deemed to impair the security under this Aircraft Security Agreement in contravention of the provisions hereof if and to the extent such portion of the Aircraft Collateral is released pursuant to the terms of this Aircraft Security Agreement. To the extent applicable and not otherwise provided for in this Section 9.03, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien of this Indenture or the Aircraft Security Agreement, and relating to the substitution therefor of any property or securities to be subjected to the Lien of this Aircraft Security Agreement to be complied with.
ARTICLE X
MISCELLANEOUS
     Section 10.01. Termination of this Aircraft Security Agreement. Subject to Section 7.04 and Section 7.05 (and without in any way limiting provisions regarding any release of the Lien of this Aircraft Security Agreement contained in such Section 7.04 or Section 7.05, as applicable), upon the discharge of obligations of the Company under the Indenture and the Notes pursuant to Section 13.01 of the Indenture, the Lien of this Aircraft Security Agreement shall terminate, and the Security Agent (and, if the Company so requests, the Trustee) shall execute and deliver to or as directed in writing by the Company an appropriate instrument releasing each Aircraft and Engine and all other Aircraft Collateral from the Lien of this Aircraft Security Agreement; provided that this Aircraft Security Agreement and the trusts created hereby shall earlier terminate and this Aircraft Security Agreement shall be of no further force or effect upon any sale or other final disposition by the Security Agent of all property constituting part of the Aircraft Collateral and the final distribution by the Security Agent of all monies or other

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property or proceeds constituting part of the Aircraft Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Aircraft Security Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.
     Section 10.02. No Legal Title to Aircraft Collateral in the Noteholders. No holder of a Note shall have legal title to any part of the Aircraft Collateral. No transfer, by operation of law or otherwise, of any Note or other right, title and interest of any Noteholder in and to the Aircraft Collateral or hereunder shall operate to terminate this Aircraft Security Agreement or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Aircraft Collateral.
     Section 10.03. Sale by the Security Agent Is Binding. Any sale or other conveyance of any Aircraft, the related Airframe, any related Engine or any interest therein by the Security Agent made pursuant to the terms of this Aircraft Security Agreement shall bind the Noteholders and the Company and shall be effective to transfer or convey all right, title and interest of the Security Agent, the Company and such Noteholders in and to such Aircraft, Airframe, Engine or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Security Agent or the Noteholders.
     Section 10.04. This Aircraft Security Agreement for the Benefit of the Company, the Noteholders, the Security Agent, the Trustee and the Other Indemnitees. Nothing in this Aircraft Security Agreement, whether express or implied, shall be construed to give any Person other than the Company, the Noteholders, the Security Agent, the Trustee and the other Indemnitees any legal or equitable right, remedy or claim under or in respect of this Aircraft Security Agreement, except that the Persons referred to in the second to last full paragraph of Section 7.02(a) shall be third party beneficiaries of such paragraph.
     Section 10.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted under the terms and provisions of this Aircraft Security Agreement shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) and addressed as follows:

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     if to the Company, addressed to:
American Airlines, Inc.
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, Texas 76155
Reference: American Airlines 2009-2 Secured Notes Due 2016
Attention: Treasurer
Telephone: (817) 963-1234
Facsimile: (817) 967-4318
     if to the Security Agent, addressed to:
U.S. Bank Trust National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services
Reference: American Airlines 2009-2 Secured Notes Due 2016
Telephone: (617) 603-6553
Facsimile: (617) 603-6683;
     if to the Trustee, addressed to:
U.S. Bank Trust National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services
Reference: American Airlines 2009-2 Secured Notes Due 2016
Telephone: (617) 603-6553
Facsimile: (617) 603-6683;
     and
     if to any Indemnitee other than the Security Agent or the Trustee, addressed to the address of such party (if any) set forth in Section 13.05 of the Indenture or to such other address as such Indemnitee shall have furnished by notice to the Company and the Security Agent.
     Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or

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similar words are used herein, they mean the provision of formal notice as set forth in this Section 10.05.
     Section 10.06. Severability. To the extent permitted by applicable law, any provision of this Aircraft Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 10.07. No Oral Modification or Continuing Waivers. Subject to Article XII of the Indenture, no terms or provisions of this Aircraft Security Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company, the Security Agent and the Trustee; provided that, if U.S. Bank is a Person against whom the enforcement of such instrument is sought, such instrument shall also be signed by U.S. Bank. Without limiting the generality of the third sentence of Section 6.01, the Security Agent agrees to be bound by the terms of Article XII of the Indenture. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
     Section 10.08. Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of, and be enforceable by, each of the parties hereto and the successors and permitted assigns of each, all as herein provided.
     Section 10.09. Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
     Section 10.10. Normal Commercial Relations. Anything contained in this Aircraft Security Agreement to the contrary notwithstanding, the Security Agent, the Trustee, any Noteholder or any other party to any of the Operative Documents or any of their affiliates may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Company, fully to the same extent as if this Aircraft Security Agreement were not in effect, including without limitation the making of loans or other extensions of credit to the Company for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.
     Section 10.11. Survival of Representations, Warranties, Indemnities, Covenants and Agreements. Without limiting the generality of the third sentence of Section 6.01, the Security Agent agrees to be bound by the terms of Section 13.20 of the Indenture.

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     Section 10.12. Section 1110. It is the intention of the parties hereto that the security interest created hereby, to the fullest extent available under applicable law, entitles the Security Agent, on behalf of the Noteholders, to all of the benefits of Section 1110 with respect to each Aircraft.
     Section 10.13. The Company’s Performance and Rights. Any obligation imposed on the Company herein shall require only that the Company perform or cause to be performed such obligation, even if stated as a direct obligation, and the performance of any such obligation by any permitted assignee, lessee or transferee under an assignment, lease or transfer agreement then in effect and in accordance with the provisions of the Operative Documents shall constitute performance by the Company and, to the extent of such performance, discharge such obligation by the Company. Except as otherwise expressly provided herein, any right granted to the Company in this Aircraft Security Agreement shall grant the Company the right to permit such right to be exercised by any such assignee, lessee or transferee, and, in the case of a lessee, as if the terms hereof were applicable to such lessee were such lessee the Company hereunder. The inclusion of specific references to obligations or rights of any such assignee, lessee or transferee in certain provisions of this Aircraft Security Agreement shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, lessee or transferee has not been made in this Aircraft Security Agreement.
     Section 10.14. Counterparts. This Aircraft Security Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Aircraft Security Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Aircraft Security Agreement, but all of such counterparts together shall constitute one instrument.
     Section 10.15. Governing Law. THIS AIRCRAFT SECURITY AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AIRCRAFT SECURITY AGREEMENT AND ANY AIRCRAFT SECURITY AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
     Section 10.16. Confidential Information. Without limiting the generality of the third sentence of Section 6.01, the Security Agent agrees to be bound by the terms of Section 13.18 of the Indenture.

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     Section 10.17. Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Documents hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Aircraft Security Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Aircraft Security Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.
     Section 10.18. Conflict with Trust Indenture Act of 1939. It is intended that, when the Indenture is qualified under the TIA as contemplated by the Registration Rights Agreement, this Aircraft Security Agreement will become subject to the TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required by the TIA to be a part of and govern this Aircraft Security Agreement, then the provision of the TIA shall control. If any provision of this Aircraft Security Agreement modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Aircraft Security Agreement as so modified, or to be excluded, as the case may be, whether or not such provision of this Aircraft Security Agreement expressly refers to such provision of the TIA.
[Signature Pages Follow.]

Aircraft Security Agreement
AA 2009-2 Secured Notes

     IN WITNESS WHEREOF, the parties hereto have caused this Aircraft Security Agreement to be duly executed by their respective officers thereof duly authorized, as of the date first above written.

AMERICAN AIRLINES, INC.
By:
Name:
Title:
Signature Page
Aircraft Security Agreement
AA 2009-2 Secured Notes

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, except as expressly stated herein, but solely as Security Agent

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, except as expressly stated herein, but solely as Trustee

By:
Name:
Title:
Signature Page
Aircraft Security Agreement
AA 2009-2 Secured Notes

EXHIBIT A to
AIRCRAFT SECURITY AGREEMENT
     FORM OF AIRCRAFT SECURITY AGREEMENT SUPPLEMENT
     AIRCRAFT SECURITY AGREEMENT SUPPLEMENT NO.
     AIRCRAFT SECURITY AGREEMENT SUPPLEMENT NO. ___, dated _________, ___(“Aircraft Security Agreement Supplement”), among AMERICAN AIRLINES, INC. (the “Company”), U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Agent under the Aircraft Security Agreement and U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee (each as hereinafter defined).
W I T N E S S E T H:
     WHEREAS, the Aircraft Security Agreement, dated as of ________ ___, 2009 (the “Aircraft Security Agreement”; capitalized terms used herein without definition shall have the meanings specified therefor in Annex A to the Aircraft Security Agreement), among the Company, U.S. Bank Trust National Association, not in its individual capacity, except as expressly provided therein, but solely as Security Agent (the “Security Agent”) and U.S. Bank Trust National Association, not in its individual capacity, except as expressly provided therein, but solely as Trustee (the “Trustee”), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe an Aircraft, and shall specifically grant a security interest in such Aircraft to the Security Agent; and
     [WHEREAS, the Aircraft Security Agreement relates to the Airframe and Engines described in Annex A attached hereto and made a part hereof, and a counterpart of the Aircraft Security Agreement Supplement is attached to and made a part of this Aircraft Security Agreement;]3
     [WHEREAS, the Company has, as provided in the Aircraft Security Agreement, heretofore executed and delivered to the Security Agent and the Trustee Aircraft Security Agreement Supplement(s) for the purpose of specifically subjecting to the Lien of the Aircraft Security Agreement certain airframes and/or engines therein described, which Aircraft Security Agreement Supplement(s) is/are dated and has/have been duly recorded with the FAA as set forth below, to wit:

Date	Recordation Date	Conveyance No.][4]

[3]	Use for Aircraft Security Agreement Supplement No. 1 only.

[4]	Use for all Aircraft Security Agreement Supplements other than Aircraft Security Agreement Supplement No. 1.
Aircraft Security Agreement
AA 2009-2 Secured Notes

     NOW, THEREFORE, to secure (i) the prompt and complete payment (whether at stated maturity, by acceleration or otherwise) of principal of, interest on (including interest on any overdue amounts), and Make-Whole Amount, if any, with respect to, and all other amounts due under, the Notes, (ii) all other amounts payable by the Company under the Operative Documents and (iii) the performance and observance by the Company of all the agreements and covenants to be performed or observed by the Company for the benefit of the Noteholders and the Indemnitees contained in the Operative Documents, and in consideration of the premises and of the covenants contained in the Operative Documents, and for other good and valuable consideration given by the Noteholders and the Indemnitees to the Company at or before the initial Aircraft Closing Date, the receipt and adequacy of which are hereby acknowledged, the Company does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm unto the Security Agent and its successors in trust and permitted assigns, for the security and benefit of the Noteholders and the Indemnitees, a first priority security interest in, and mortgage lien on, all estate, right, title and interest of the Company in, to and under the Aircraft, including the Airframe and Engines described in Annex A attached hereto, whether or not any such Engine may from time to time be installed on the Airframe or any other airframe or any other aircraft, and any and all Parts relating thereto, and, to the extent provided in the Aircraft Security Agreement, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, the Aircraft, including the Airframe, the Engines and any and all Parts (in each case other than any substitutions, replacements, additions, improvements, accessions and accumulations that constitute items excluded from the definition of Parts by clauses (b), (c) and (d) thereof) relating thereto;
     TO HAVE AND TO HOLD all and singular the aforesaid property unto the Security Agent, and its successors and permitted assigns, in trust for the equal and proportionate benefit and security of the Noteholders and the Indemnitees, except as otherwise provided in the Aircraft Security Agreement or the Indenture, including Section 2.13 of the Indenture, the definition of “Outstanding” and Article III of the Indenture, without any priority of any one Note over any other, by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Aircraft Security Agreement and the Indenture.
2

Aircraft Security Agreement
AA 2009-2 Secured Notes

     This Aircraft Security Agreement Supplement shall be construed as supplemental to the Aircraft Security Agreement and shall form a part thereof, and the Aircraft Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.
     THIS AIRCRAFT SECURITY AGREEMENT SUPPLEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
[Signature Pages Follow.]
3

Aircraft Security Agreement
AA 2009-2 Secured Notes

     IN WITNESS WHEREOF, the undersigned have caused this Aircraft Security Agreement Supplement No. ___ to be duly executed by their respective duly authorized officers, on the date first above written.

AMERICAN AIRLINES, INC.
By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided in the Aircraft Security Agreement, but solely as Security Agent

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided in the Aircraft Security Agreement, but solely as Trustee

By:
Name:
Title:
Signature Page
Aircraft Security Agreement
AA 2009-2 Secured Notes

Annex A to
Aircraft Security Agreement Supplement No. __
DESCRIPTION OF AIRFRAME AND ENGINES
AIRFRAME

Generic
		Manufacturer and		Manufacturer’s
Manufacturer	Model	Model	FAA Registration No.	Serial No.
Boeing		BOEING
ENGINES

Generic
		Manufacturer and	Manufacturer’s
Manufacturer	Model	Model	Serial Nos.
Each Engine has 550 or more rated takeoff horsepower or the equivalent of such horsepower and is a jet propulsion aircraft engine having at least 1750 pounds of thrust or the equivalent of such thrust.
Aircraft Security Agreement
AA 2009-2 Secured Notes

EXHIBIT B to
AIRCRAFT SECURITY AGREEMENT
LIST OF PERMITTED COUNTRIES

Australia*	Japan*
Austria*	Kuwait
Bahamas	Liechtenstein*
Barbados	Luxembourg*
Belgium	Malaysia
Bermuda Islands	Mexico
Brazil	Monaco*
British Virgin Islands	the Netherlands*
Canada*	Netherlands Antilles
Cayman Islands	New Zealand*
Chile	Norway*
Czech Republic	Peoples’ Republic of China
Denmark*	Poland
Ecuador	Portugal
Finland*	Republic of China (Taiwan)
France*	Singapore
Germany*	South Africa
Greece	South Korea
Hong Kong	Spain
Hungary	Sweden*
Iceland*	Switzerland*
India	Thailand
Ireland*	Trinidad and Tobago
Italy	United Kingdom*
Jamaica

*   Country of domicile for a manufacturer (or its Affiliate) referred to in Section 7.02(a)(viii).
Aircraft Security Agreement
AA 2009-2 Secured Notes

EXHIBIT C to
AIRCRAFT SECURITY AGREEMENT
AIRCRAFT TYPE VALUES FOR SECTION 7.06(b)

Aircraft Type	Values for Section 7.06(b)
Boeing 777-223ER	$12,000,000

Boeing 737-823	$6,000,000

Boeing 767-323ER	$8,000,000
Aircraft Security Agreement
AA 2009-2 Secured Notes

ANNEX A
to Indenture and Security Agreement
and to Aircraft Security Agreement
DEFINITIONS
     “Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall U.S. Bank be deemed to be an Affiliate of the Trustee or the Security Agent or vice versa.
     “After-Tax Basis” means that indemnity and compensation payments required to be made on such basis will be supplemented by the Person paying the base amount by that amount which, when added to such base amount, and after deduction of all Federal, state, local and foreign Taxes required to be paid by or on behalf of the payee with respect of the receipt or realization of the base amount and any such supplemental amounts, and after consideration of any current tax savings of such payee resulting by way of any deduction, credit or other tax benefit actually and currently realized that is attributable to such base amount or Tax, shall net such payee the full amount of such base amount.
     “Agent” means any Registrar, Paying Agent or co-Registrar or co-Paying Agent.
     “Agent Members” has the meaning specified in Section 2.05(a) of the Indenture.
     “Aircraft” means each Airframe (or any Replacement Airframe substituted for such Airframe pursuant to Section 7.05 of the Aircraft Security Agreement) together with the two related Engines described in Annex A to the Aircraft Security Agreement Supplement originally executed and delivered under the Aircraft Security Agreement relating to such Airframe or Replacement Airframe (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to Section 7.04 or Section 7.05 of the Aircraft Security Agreement), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or Replacement Airframe or any other airframe or aircraft. The term “Aircraft” shall include any Replacement Aircraft. The term “Aircraft” shall not include any Aircraft after the Lien of the Aircraft Security Agreement shall have been terminated with respect thereto.
     “Aircraft Closing” has the meaning specified in Section 1.03(b) of the Indenture.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Aircraft Closing Date” has the meaning specified in Section 1.03(b) of the Indenture.
     “Aircraft Collateral” has the meaning specified in the granting clause of the Aircraft Security Agreement.
     “Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Aircraft Protocol with respect to that country, the Aircraft Protocol as in effect in such country, unless otherwise indicated).
     “Aircraft Purchase Agreement” means:
     (a) with respect to any Boeing 737-823 Aircraft, Purchase Agreement No. 1977, dated October 31, 1997, which incorporates by reference the Aircraft General Terms Agreement (AGTA-AAL), dated as of October 31, 1997, between the Manufacturer and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms;
     (b) with respect to any Boeing 767-323ER Aircraft, Purchase Agreement No. 1979, dated October 31, 1997, which incorporates by reference the Aircraft General Terms Agreement (AGTA-AAL), dated as of October 31, 1997, between the Manufacturer and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms; and
     (c) with respect to any Boeing 777-223ER Aircraft, Purchase Agreement No. 1980, dated October 31, 1997, which incorporates by reference the Aircraft General Terms Agreement (AGTA-AAL), dated as of October 31, 1997, between the Manufacturer and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms;
     “Aircraft Securities Account” has the meaning specified in Section 3.05 of the Aircraft Security Agreement.
     “Aircraft Securities Intermediary” has the meaning specified in Section 3.05 of the Aircraft Security Agreement.
     “Aircraft Security Agreement” means, subject to Section 1.03(c) of the Indenture, an Aircraft Security Agreement, dated as of the initial Aircraft Closing Date, among the Company, U.S. Bank, not in its individual capacity, except as expressly stated therein,
Annex A: Definitions
AA 2009-2 Secured Notes

but solely as Security Agent, and U.S. Bank, not in its individual capacity, except as expressly stated therein, but solely as Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including supplementation by an Aircraft Security Agreement Supplement pursuant to the Aircraft Security Agreement.
     “Aircraft Security Agreement Supplement” means a supplement to the Aircraft Security Agreement executed and delivered thereunder, substantially in the form of Exhibit A to the Aircraft Security Agreement, which shall particularly describe any Aircraft, and any Replacement Airframe and/or Replacement Engine included in the property subject to the Lien of the Aircraft Security Agreement.
     “Aircraft Security Event of Default” has the meaning specified in Section 4.01 of the Aircraft Security Agreement.
     “Airframe” means (a) each airframe further described in Annex A to an Aircraft Security Agreement Supplement originally executed and delivered in respect of such airframe under the Aircraft Security Agreement (except (i) the related Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (ii) items installed or incorporated in or attached to such aircraft from time to time that are excluded from the definition of Parts by clauses (b), (c) and (d) thereof) and (b) any and all related Parts. The term “Airframe” shall include any Replacement Airframe that may from time to time be substituted for any Airframe pursuant to Section 7.05 of the Aircraft Security Agreement. At such time as a Replacement Airframe shall be so substituted and the Airframe for which such substitution is made shall be released from the Lien of the Aircraft Security Agreement, such replaced Airframe shall cease to be an Airframe under the Aircraft Security Agreement. The term “Airframe” shall not include any Airframe after the Lien of the Aircraft Security Agreement shall have been terminated with respect thereto.
     “Allocable Portion” means, with respect to any Aircraft or Eligible Aircraft and as of any date, (a) if such date is an Allocation Date, the amount set forth in Schedule III to the Indenture with respect to such Aircraft or Eligible Aircraft opposite such Allocation Date, or (b) if such date is not an Allocation Date, the amount set forth in Schedule III to the Indenture with respect to such Aircraft or Eligible Aircraft opposite the Allocation Date that immediately precedes such date.
     “Allocable Portion of Scheduled Principal Payment” means, with respect to any Aircraft or Eligible Aircraft and as of any Payment Date, the amount set forth in Schedule III of the Indenture with respect to such Aircraft or Eligible Aircraft opposite the Allocation Date that corresponds to such Payment Date.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Allocation Date” means the Issuance Date and each Payment Date specified in Schedule III to the Indenture.
     “American Entity” means the Parent, the Company and any Affiliate of the Parent.
     “Appraisers” means Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer & Agnew, Inc. or, so long as a Majority in Interest of Noteholders acts reasonably, any other nationally recognized appraiser selected by a Majority in Interest of Noteholders.
     “Appraisal” has the meaning set forth in Section 4.02(e) of the Indenture.
     “Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code §§101 et seq., as amended, or any successor statutes thereto.
     “Bills of Sale” means, with respect to any Aircraft, the applicable FAA Bill of Sale and the applicable Warranty Bill of Sale.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Fort Worth, Texas, Boston, Massachusetts or, if different from the foregoing, the city and state in which the Trustee or the Security Agent maintains its Corporate Trust Office or receives and disburses funds.
     “Cape Town Convention” means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Convention with respect to that country, the Cape Town Convention as in effect in such country, unless otherwise indicated).
     “Cape Town Treaty” means, collectively, the official English language text of (a) the Convention on International Interests in Mobile Equipment, and (b) the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, in each case adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Treaty with respect to that country, the Cape Town Treaty as in effect in such country, unless otherwise indicated, and (c) all rules and regulations adopted pursuant thereto and, in the
Annex A: Definitions
AA 2009-2 Secured Notes

case of each of the foregoing described in clauses (a) through (c), all amendments, supplements, and revisions thereto.
     “Cash Securities Account” has the meaning specified in Section 3.07 of the Indenture.
     “Cash Securities Intermediary” has the meaning specified in Section 3.07 of the Indenture.
     “Certificated Air Carrier” means an air carrier holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.
     “Citizen of the United States” has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.
     “Claim” has the meaning specified in Section 8.02(a) of the Indenture.
     “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” means, as of any date of determination, any Pre-funded Collateral or any Aircraft Collateral, in each case, as the same may be held, as of such date, by the Trustee or the Security Agent, as applicable, under the Indenture or the Aircraft Security Agreement, as applicable.
     “Company” means American Airlines, Inc., and its successors and permitted assigns.
     “Compulsory Acquisition” means requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of an Aircraft or the related Airframe or any related Engine by any government that results in the loss of title or use of such Aircraft, such Airframe or any such Engine by the Company (or any Permitted Lessee) for a period in excess of 180 consecutive days, but shall exclude requisition for use not involving requisition of title.
     “Confidential Information” has the meaning specified in Section 13.18 of the Indenture.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Corporate Trust Office” means, with respect to any of the Trustee, the Security Agent or any Agent, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.
     “CRAF Program” means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Section 9511 et seq. or any similar or substitute program under the laws of the United States.
     “Cut-Off Date” means November 15, 2009.
     “Cut-Off Redemption Date” has the meaning specified in Section 2.19(a) of the Indenture.
     “Debt Rate” means the rate per annum specified for the Notes in Schedule I to the Indenture; provided that:
     (a) if (i) neither the Exchange Offer is consummated nor the Shelf Registration Statement is declared effective on or prior to December 31, 2009, or (ii) the Notes have not been rated by each of Moody’s and S&P on or prior to December 31, 2009, such rate per annum will be increased by 1.00% per annum effective as of January 1, 2010;
     (b) if the Shelf Registration Statement ceases to be effective for more than 60 days, whether or not consecutive, during the period that it is required to be effective pursuant to Section 2(b) of the Registration Rights Agreement, such interest rate per annum shall be increased by 1.00% from the 61st day until such time as the Shelf Registration Statement again becomes effective; provided that, for the purpose of this clause (b), the Shelf Registration Statement shall be deemed to have ceased to be effective during any period in which the offering of Registrable Notes (as such term is defined in the Registration Rights Agreement) pursuant to the Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court; and
     (c) the maximum possible increase in such rate per annum pursuant to this proviso, at any time, shall be 1.00%.
     “Default” means any event which is, or after notice or passage of time, or both, would be, an Event of Default.
     “Definitive Notes” has the meaning specified in Section 2.01(g) of the Indenture.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Definitive Exchange Note” has the meaning specified in Section 2.01(g) of the Indenture.
     “Definitive Initial Note” has the meaning specified in Section 2.01(g) of the Indenture.
     “Department of Transportation” means the United States Department of Transportation and any agency or instrumentality of the United States government succeeding to its functions.
     “Direction” has the meaning specified in Section 13.12(a) of the Indenture.
     “Dollars” and “$” mean the lawful currency of the United States.
     “DTC” means The Depository Trust Company, its nominees and their respective successors.
     “EASA” means the European Aviation Safety Agency of the European Union and any successor agency.
     “Eligible Aircraft” means each airframe identified on Schedule V to the Indenture together with two engines of the make and model specified therein opposite such airframe.
     “Eligible Account” means a segregated account established by and with an Eligible Institution at the request of the Trustee or the Security Agent, as applicable, which institution agrees, for all purposes of the NY UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501(a) of the NY UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC), (d) the Trustee or the Security Agent, as applicable, shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Trustee or the Security Agent, as applicable, in each case, to the exclusion of the Company, (f) it will waive or subordinate in favor of the Trustee or the Security Agent, as applicable, all claims (including, without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the NY UCC) shall be the State of New York.
     “Eligible Institution” means the corporate trust department of U.S. Bank or any other Person that becomes a successor Trustee under the Indenture or a successor Security Agent under the Aircraft Security Agreement, in each case, acting solely in its
Annex A: Definitions
AA 2009-2 Secured Notes

capacity as a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC).
     “Engine” means, with respect to any Aircraft, (a) each of the two engines listed by manufacturer’s serial number and further described in Annex A to the applicable Aircraft Security Agreement Supplement originally executed and delivered under the Aircraft Security Agreement, whether or not from time to time installed on the related Airframe or installed on any other airframe or on any other aircraft, and (b) any Replacement Engine that may from time to time be substituted for an Engine pursuant to Section 7.04 or 7.05 of the Aircraft Security Agreement; together in each case with any and all related Parts, but excluding items installed or incorporated in or attached to any such engine from time to time that are excluded from the definition of Parts. At such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the Lien of the Aircraft Security Agreement, such replaced Engine shall cease to be an Engine under the Aircraft Security Agreement. The term “Engine” shall not include any Engine after the Lien of the Aircraft Security Agreement shall have been terminated with respect thereto.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.
     “Event of Default” has the meaning specified in Section 4.01 of the Indenture.
     “Event of Loss” means, as of any date of determination, (A) with respect to any Eligible Aircraft not then subject to the Lien of the Aircraft Security Agreement, an “Event of Loss” as defined in the applicable Existing Indenture (whether or not such Existing Indenture is in full force and effect) and (B) with respect to any Aircraft, Airframe or Engine, any of the following events with respect to such property:
     (a) the loss of such property or of the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;
     (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, a compromised total loss or a constructive total loss;
     (c) the theft, hijacking or disappearance of such property for a period in excess of 180 consecutive days;
Annex A: Definitions
AA 2009-2 Secured Notes

     (d) the requisition for use of such property by any government (other than a requisition for use by a Government or the government of the country of registry of the Aircraft) that shall have resulted in the loss of possession of such property by the Company (or any Permitted Lessee) for a period in excess of 12 consecutive months;
     (e) the operation or location of such Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to such Aircraft required by the terms of Section 7.06 of the Aircraft Security Agreement, unless the Company shall have obtained indemnity or insurance in lieu thereof from such government;
     (f) any Compulsory Acquisition;
     (g) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of such Aircraft or Airframe in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless the Company shall be diligently carrying forward all steps that are necessary or desirable to permit the normal use of such Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of three consecutive years; and
     (h) with respect to any such Engine only, any divestiture of title to or interest in such Engine or any event with respect to such Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7.02(a)(vii) or Section 7.05(e) of the Aircraft Security Agreement.
     An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the related Airframe unless the Company elects to substitute a Replacement Airframe pursuant to Section 7.05(a)(i) of the Aircraft Security Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “Exchange Note” means and includes any notes issued under the Indenture in exchange for, or replacement of, the Initial Notes pursuant to the Registration Rights Agreement in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Indenture) and any Exchange Note issued in exchange therefor or replacement thereof pursuant to and in accordance with the provisions, terms and conditions of the Indenture and such Exchange Note.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Exchange Offer” means the exchange offer that may be made pursuant to the Registration Rights Agreement to exchange the Initial Notes for the Exchange Notes.
     “Exchange Offer Registration Statement” means the registration statement that, pursuant to the Registration Rights Agreement, is filed by the Company with the SEC with respect to the exchange of the Initial Notes for the Exchange Notes.
     “Existing Indenture” means, with respect to any Eligible Aircraft, the indenture and security agreement listed on Schedule V to the Indenture opposite such Eligible Aircraft.
     “FAA” means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.
     “FAA Bill of Sale” means, with respect to any Aircraft, whichever is applicable: (a) the bill of sale for such Aircraft on AC Form 8050-2, executed by the Manufacturer in favor of the Company and recorded with the FAA or (b) collectively, (i) the bill of sale for such Aircraft on AC Form 8050-2, executed by the Manufacturer in favor of Boeing Sales Corporation and recorded with the FAA and (ii) the bill of sale for such Aircraft on AC Form 8050-2, executed by Boeing Sales Corporation in favor of the Company and recorded with the FAA.
     “Federal Funds Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by U.S. Bank from three Federal funds brokers of recognized standing selected by it.
     “Global Exchange Note” has the meaning specified in Section 2.01(f) of the Indenture.
     “Global Initial Note” has the meaning specified in Section 2.01(d) of the Indenture.
     “Global Notes” has the meaning specified in Section 2.01(f) of the Indenture.
     “Government” means the government of any of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.
Annex A: Definitions
AA 2009-2 Secured Notes

     “IAI Definitive Note” has the meaning specified in Section 2.01(e) of the Indenture.
     “Indemnitee” has the meaning specified in Section 8.02(b) of the Indenture.
     “Indenture” means that certain Indenture and Security Agreement, dated as of July 31, 2009, between the Company and U.S. Bank, not in its individual capacity, except as expressly stated therein, but solely as Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     “Independent” when used with respect to an engineer, appraiser or other expert, means an engineer, appraiser or other expert who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any Affiliate of the Company, and (iii) is not connected with the Company or any Affiliate of the Company as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
     “Initial Note” means and includes any notes other than the Exchange Notes issued under the Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Indenture) and any Initial Note issued in exchange therefor or replacement thereof pursuant to and in accordance with the provisions, terms and conditions of the Indenture and such Initial Note, but excluding any Exchange Note.
     “Initial Purchaser” means each initial purchaser identified as such in the Purchase Agreement.
     “Institutional Accredited Investor” means, subject to Section 2.01(h) of the Indenture, an institutional investor that is an “accredited investor” within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.
     “Interests” has the meaning specified in Section 7.06(a) of the Aircraft Security Agreement.
     “International Interest” has the meaning ascribed to the defined term “international interest” under the Cape Town Treaty.
     “International Registry” means the international registry established pursuant to the Cape Town Treaty.
     “Issuance Date” means July 31, 2009.
     “JAA” means the Joint Aviation Authorities and any successor authority.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Lease” means any lease permitted by the terms of Section 7.02(a) of the Aircraft Security Agreement.
     “Lien” means any mortgage, pledge, lien, encumbrance, lease, sublease, sub-sublease or security interest.
     “Loan Amount” has the meaning specified in Section 7.06(b) of the Aircraft Security Agreement.
     “Long-Term Rating” means, for any entity (i) in the case of Moody’s, the long-term senior unsecured debt rating of such entity and (ii) in the case of S&P, the long-term issuer credit rating of such entity.
     “Loss Payment Date” has the meaning specified in Section 7.05(a) of the Aircraft Security Agreement.
     “Majority in Interest of Noteholders” means, as of a particular date of determination, the holders of at least a majority in aggregate unpaid principal amount of all Notes Outstanding as of such date.
     “Make–Whole Amount” means, with respect to the Notes or any Allocable Portion of the Notes, the amount (as determined by an independent investment banker selected by the Company (and, following the occurrence and during the continuance of an Event of Default, reasonably acceptable to the Trustee)), if any, by which (i) the present value of the Remaining Scheduled Payments with respect to the Notes or such Allocable Portion computed by discounting each such Remaining Scheduled Payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread exceeds (ii) the outstanding aggregate principal amount of the Notes or such Allocable Portion plus accrued but unpaid interest thereon to the date of redemption. For purposes of determining the Make-Whole Amount, “Remaining Scheduled Payments” means, with respect to the Notes, the remaining scheduled payments of principal and interest on the Notes from the Payment Date next following the redemption date to, and including, the Maturity Date, and, with respect to any Allocable Portion of the Notes, the remaining Allocable Portions of Scheduled Principal Payment for the relevant Eligible Aircraft for each Allocation Date from the Allocation Date next following the redemption date to, and including, the Maturity Date and the scheduled payments of interest thereon, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the Debt Rate of the Notes and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the
Annex A: Definitions
AA 2009-2 Secured Notes

Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. “Average Life Date” means, for the Notes or each Allocable Portion of the Notes to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of the Notes or such Allocable Portion. “Remaining Weighted Average Life” of the Notes or an Allocable Portion of the Notes, at the redemption date of the Notes or such Allocable Portion, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A)(x) in the case of the Notes, the amount of each then remaining installment of principal, including the payment due on the Maturity Date or (y) in the case of any Allocable Portion of the Notes, the amount of each then remaining Allocable Portion of Scheduled Principal Payment for the relevant Eligible Aircraft for each Allocation Date from the Allocation Date next following such redemption date to, and including, the Maturity Date, by (B) the number of days from and including the redemption date to but excluding (x) in the case of the Notes, the scheduled Payment Date of such principal installment or (y) in the case of any Allocable Portion of the Notes, the Allocation Date corresponding to such Allocable Portion of Scheduled Principal Payment by (ii) the then unpaid principal amount of the Notes or such Allocable Portion. “Make-Whole Amount”, with respect to any Note or portion thereof called for redemption, shall mean the Make-Whole Amount calculated in accordance with the foregoing provisions of this definition multiplied by a fraction the numerator of which shall be the outstanding principal amount of such Note or such portion and the denominator of which shall be the aggregate outstanding principal amount of all Notes.
     “Make-Whole Spread” means the percentage specified as such in Schedule I to the Indenture.
     “Manufacturer” means The Boeing Company, a Delaware corporation, and its successors and assigns.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Manufacturer’s Consent” means a Manufacturer’s Consent and Agreement to Assignment of Warranties, dated as of each Aircraft Closing Date, substantially in the form of Exhibit H to the Indenture.
     “Maturity Date” means the date specified as such in Schedule I to the Indenture.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Non-U.S. Person” means any Person other than a “U.S. person,” as defined in Regulation S.
     “Noteholder” means any Person in whose name a Note is registered on the Register.
     “Notes” means the Initial Notes and the Exchange Notes.
     “NY UCC” means UCC as in effect in the State of New York.
     “Officer” means the Chairman of the Board, the President, any Vice President of any grade, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, the Controller or the Managing Director — Corporate Finance and Banking of the Company.
     “Officer’s Certificate” means a certificate signed by an Officer (which certificate shall comply with the requirements of Section 11.03 and Section 11.04 of the Indenture if the Indenture is qualified under the TIA at the time such certificate is to be delivered).
     “Operative Documents” means, collectively, (a) the Indenture, (b) the Notes, (c) from and after the respective date each of the same is entered into in accordance with Section 1.03(c) of the Indenture, the Aircraft Security Agreement and each Aircraft Security Agreement Supplement, if any, and (d) from and after the applicable Aircraft Closing Date, the Manufacturer’s Consent, if any, with respect to each Aircraft.
     “Opinion of Counsel” means a written opinion from the General Counsel of the Company, legal counsel to the Company or another legal counsel who is reasonably acceptable to the Trustee (which Opinion of Counsel shall comply with Section 11.03 and Section 11.04 of the Indenture if the Indenture is qualified under the TIA at the time such Opinion of Counsel is to be delivered). The counsel may be an employee of the Company. The acceptance by the Trustee (without written objection to the Company during the 15 Business Days following receipt) of, or its action on, an opinion of counsel not specifically referred to above shall be sufficient evidence that such counsel is acceptable to the Trustee.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Outstanding” or “outstanding”, when used with respect to Notes or a Note, means all Notes theretofore authenticated and delivered under the Indenture, except: (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation; (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee in trust for the Noteholders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made; (c) Notes for which payment has been deposited with the Trustee or any Paying Agent in trust pursuant to Section 13.01 of the Indenture (except to the extent provided therein); and (d) Notes which have been paid in full, or for which other Notes shall have been authenticated and delivered in lieu thereof or in substitution therefor pursuant to the terms of Section 2.12 of the Indenture. A Note does not cease to be Outstanding because the Company or one of its Affiliates holds the Note; provided, however, that in determining whether the Noteholders of the requisite aggregate principal amount of Notes Outstanding have given or concurred in any request, demand, authorization, direction, notice, consent or waiver under the Indenture or any other Operative Document, Section 2.13 of the Indenture shall be applicable.
     “Parent” means AMR Corporation, a Delaware corporation, or any other Person that directly or indirectly controls the Company, in each case together with its successors and assigns. For the purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities or by contract or otherwise.
     “Parts” means, with respect to any Aircraft or the related Airframe or any related Engine, as applicable, any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete such Engines or engines, (b) any items leased by the Company or any Permitted Lessee, (c) cargo containers and (d) components or systems installed on or affixed to such Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard such Aircraft) so long as the same shall be incorporated or installed in or attached to such Airframe or such Engine or so long as the same shall be subject to the Lien of the Aircraft Security Agreement in accordance with the terms of Section 7.04 thereof after removal from such Airframe or such Engine.
     “Past Due Rate” means the lesser of (a) the Debt Rate plus 1% (computed on the basis of a year of 360 days comprised of twelve 30-day months) and (b) the maximum rate permitted by applicable law.
     “Paying Agent” has the meaning specified in Section 2.08 of the Indenture.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Payment” means (i) any payment of principal of, interest on, Make-Whole Amount (if any) with respect to, or redemption price in respect of, any Note from the Company, or (ii) any payment received or amount realized by the Trustee or the Security Agent from the exercise of remedies after the occurrence of an Event of Default.
     “Payment Date” means, for any Note, each February 1 and August 1 commencing with February 1, 2010.
     “Payment Default” means the occurrence of an event that would give rise to an Event of Default under Section 4.01(a) of the Indenture upon the giving of notice or the passing of time or both.
     “Permanent Regulation S Global Note” has the meaning specified in Section 2.01(d) of the Indenture.
     “Permitted Investments” means each of (a) direct obligations of the United States and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a Short-Term Rating assigned to such commercial paper by either Moody’s or S&P (or, if neither such organization then rates such commercial paper, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (g), (h) or (j) below; (g) United States-issued Yankee certificates of deposit issued by, or bankers’ acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (h) Dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (i)
Annex A: Definitions
AA 2009-2 Secured Notes

Canadian Treasury Bills fully hedged to Dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; (k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, that, at the time of their purchase, such obligations have a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States); (1) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, have a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States); (m) mortgage backed securities (i) guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or having a Long-Term Rating of AAA, its equivalent or better issued by Moody’s or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Trustee and (ii) having an average life not to exceed one year as determined by standard industry pricing practices presently in effect; (n) asset-backed securities having a Long-Term Rating of A, its equivalent or better issued by Moody’s or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Trustee; and (o) such other investments approved in writing by the Trustee; provided that the instruments described in the foregoing clauses shall have a maturity no later than the earliest date when such investments may be required for distribution. The bank acting as the Trustee or the Security Agent is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Trustee or as a sub-agent of the Security Agent or acting for any third person or dealing as principal for its own account.
     “Permitted Lessee” means any Person to whom the Company is permitted to lease any Airframe or any Engine pursuant to Section 7.02(a) of the Aircraft Security Agreement.
     “Permitted Lien” has the meaning specified in Section 7.01 of the Aircraft Security Agreement.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Person” means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.
     “Pre-funded Cash Collateral Amount” means, with respect to any Eligible Aircraft, the amount relating to such Eligible Aircraft set forth in Schedule IV of the Indenture.
     “Pre-funded Collateral” has the meaning specified in the granting clause of the Indenture.
     “Pre-funded Collateral Account” has the meaning specified in Section 1.03 of the Indenture.
     “Pre-funded Collateral Securities Intermediary” has the meaning specified in Section 1.03 of the Indenture.
     “Prospective International Interest” has the meaning ascribed to the defined term “prospective international interest” under the Cape Town Treaty.
     “Purchase Agreement” means that certain Purchase Agreement, dated as of July 27, 2009, among the Company and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Record Date” means the 15th day preceding any Payment Date, whether or not a Business Day.
     “Register” has the meaning specified in Section 2.08 of the Indenture.
     “Registrar” has the meaning specified in Section 2.08 of the Indenture.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issuance Date, by and among the Company and the Initial Purchasers.
     “Regulation S” means Regulation S under the Securities Act.
     “Regulation S Definitive Note” has the meaning specified in Section 2.01(g) of the Indenture.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Regulation S Global Note” has the meaning specified in Section 2.01(d) of the Indenture.
     “Regulation S Restricted Period Legend” has the meaning specified in Section 2.02 of the Indenture.
     “Related Indemnitee Group” has the meaning specified in Section 8.02(b) of the Indenture.
     “Replacement Aircraft” means an Aircraft of which a Replacement Airframe is part.
     “Replacement Airframe” means, with respect to any Aircraft to be replaced, an aircraft of the same make and model as such Aircraft or a comparable or improved model of the Manufacturer (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) items installed or incorporated in or attached to such airframe from time to time that are excluded from the definition of Parts by clauses (b), (c) and (d) thereof), that shall have been made subject to the Lien of the Aircraft Security Agreement pursuant to Section 7.05 thereof, together with all Parts relating to such aircraft.
     “Replacement Engine” means, with respect to any Engine to be replaced, an engine of the same make and model as such Engine (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the related Airframe with the other related Engine (or any other Replacement Engine being substituted simultaneously therewith)) that shall have been made subject to the Lien of the Aircraft Security Agreement pursuant to Section 7.04 or Section 7.05 thereof, together with all Parts relating to such engine, but excluding items installed or incorporated in or attached to any such engine from time to time that are excluded from the definition of Parts.
     “Request” means a written request for the action therein specified signed on behalf of the Company by any Officer and delivered to the Trustee. Each Request shall be accompanied by an Officers’ Certificate if and to the extent required by Section 11.03 of the Indenture.
     “Responsible Officer” means, with respect to the Trustee, the Security Agent or U.S. Bank, any officer in the corporate trust administration department of the Trustee, the Security Agent or U.S. Bank, as applicable, or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Restricted Definitive Note” has the meaning specified in Section 2.01(e) of the Indenture.
     “Restricted Global Note” has the meaning specified in Section 2.01(c) of the Indenture.
     “Restricted Legend” has the meaning specified in Section 2.02 of the Indenture.
     “Restricted Notes” has the meaning specified in Section 2.02 of the Indenture.
     “Restricted Period” has the meaning specified in Section 2.01(d) of the Indenture.
     “Rule 144A” means Rule 144A under the Securities Act.
     “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
     “Section 1110” means Section 1110 of the Bankruptcy Code.
     “Secured Obligations” has the meaning specified in Section 2.27 of the Indenture.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “SEC” means the United States Securities and Exchange Commission and any government agency succeeding to its functions.
     “Security Agent” has the meaning specified in the introductory paragraph of the Aircraft Security Agreement or, if as of any date of determination, the Aircraft Security Agreement have not been entered into pursuant to Section 1.03(c) of the Indenture, in the introductory paragraph of the form of the Aircraft Security Agreement attached to the Indenture as Exhibit A.
     “Security Agent Liens” means any Lien attributable to U.S. Bank or the Security Agent with respect to any Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against U.S. Bank or the Security Agent not related to its interest in any Aircraft or the administration of the Aircraft Collateral pursuant to the Aircraft Security Agreement, (ii) acts of U.S. Bank or the Security Agent not permitted by, or the failure of the Security Agent to take any action required by, the Operative Documents, (iii) claims against U.S. Bank or the Security Agent relating to Taxes or Claims that are excluded from the indemnification provided by Section 8.02 of the Indenture pursuant to said Section 8.02 or (iv) claims against U.S. Bank or the Security Agent arising out of the transfer by any such party of all or any portion of its interest in any Aircraft, the Collateral or the Operative Documents, except while an Event
Annex A: Definitions
AA 2009-2 Secured Notes

of Default is continuing and prior to the time that the Security Agent has received all amounts due to it pursuant to the Indenture.
     “Shelf Registration Statement” means the shelf registration statement which may be required with respect to the Notes to be filed by the Company with the SEC pursuant to the Registration Rights Agreement, other than the Exchange Offer Registration Statement.
     “Short-Term Rating” means, for any entity, (i) in the case of Moody’s, the short-term senior unsecured debt rating of such entity and (ii) in the case of S&P, the short-term issuer credit rating of such entity.
     “Special Record Date” has the meaning specified in Section 2.10 of the Indenture.
     “Specified Person” has the meaning specified in Section 7.06(a) of the Aircraft Security Agreement.
     “Tax” and “Taxes” mean all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.
     “Temporary Regulation S Global Note” has the meaning specified in Section 2.01(d) of the Indenture.
     “Threshold Percentage of Noteholders” means, as of a particular date of determination, the holders of at least a 25% in aggregate unpaid principal amount of all Notes Outstanding as of such date.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by any such amendment, the TIA as so amended.
     “Transportation Code” means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.
     “Trustee” has the meaning specified in the introductory paragraph of the Indenture.
     “Trustee Liens” means any Lien attributable to U.S. Bank or the Trustee with respect to any Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against U.S. Bank or the Trustee not related to its interest in any Aircraft or the administration of the Collateral pursuant to the Indenture or the Aircraft Security Agreement, as applicable, (ii) acts of U.S. Bank or the Trustee not permitted by, or the failure of U.S. Bank or the Trustee to take any action required by, the Operative Documents, (iii) claims against U.S. Bank or the Trustee relating to Taxes or Claims that are excluded from the indemnification provided by Section 8.02 of the Indenture pursuant to said Section 8.02 or (iv) claims against U.S. Bank or the Trustee arising out of the transfer by any such party of all or any portion of its interest in any Aircraft, the Collateral or the Operative Documents, except while an Event of Default is continuing and prior to the time that the Trustee has received all amounts due to it pursuant to the Indenture.
     “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
     “United States” means the United States of America.
     “U.S. Bank” means U.S. Bank Trust National Association, a national banking association, in its individual capacity, together with its successors and permitted assigns.
     “Warranty Bill of Sale” means, with respect to any Aircraft, whichever is applicable: (a) the warranty (as to title) bill of sale covering such Aircraft, executed by the Manufacturer in favor of the Company and specifically referring to each related Engine, as well as the related Airframe, constituting a part of such Aircraft, or (b) collectively, (i) the warranty (as to title) bill of sale covering such Aircraft, executed by the Manufacturer in favor of Boeing Sales Corporation and specifically referring to each related Engine, as well as the related Airframe, constituting a part of such Aircraft and (ii) the warranty (as to title) bill of sale covering such Aircraft, executed by Boeing Sales Corporation in favor of the Company and specifically referring to each such Engine, as well as such Airframe, constituting a part of such Aircraft.
     “Warranty Rights” means, with respect to any Aircraft, all right and interest of the Company in, to and under Parts 1, 2, 3, 4 and 6 of the Product Assurance Document (as defined in the applicable Aircraft Purchase Agreement), but only to the extent the same
Annex A: Definitions
AA 2009-2 Secured Notes

relate to continuing rights of the Company in respect of any warranty or indemnity, express or implied, pursuant to the Product Assurance Document with respect to the related Airframe, it being understood that such Warranty Rights exclude any and all other right, title and interest of the Company in, to and under such Aircraft Purchase Agreement and that such Warranty Rights are subject to the terms of the Manufacturer’s Consent.
Annex A: Definitions
AA 2009-2 Secured Notes